UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

(Amendment No. 3)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 11, 2013

STANDARD DRILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

424 Clay Street, San Francisco, California 94111

(Address of principal executive offices)  (zip code)

(650) 380-8280

(Registrant’s telephone number, including area code)

870 Market Street, Suite 828, San Francisco, California 91420

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 14, 2013, we filed a Current Report on Form 8-K reporting the Share Exchange Agreement we entered into with The EFactor Corp., a Delaware corporation (“EFactor”), and certain shareholders of EFactor, and providing Form 10-type disclosure regarding our company, EFactor and EFactor’s business (the “Original Current Report on Form 8-K”).  On March 8, 2013, we filed an amendment to that Original Current Report on Form 8-K in order to clarify and correct certain information about our change in auditors under Item 4.01 (“Amendment No. 1 to Current Report on Form 8-K).   On May 13, 2013, we filed a second amendment to the Original Current Report on Form 8-K for the purpose of providing additional clarifying and corrected disclosure where appropriate (“Amendment No. 2 to Current Report on Form 8-K”).  We are filing this third amendment to the Original Current Report on Form 8-K in response to comments received from the staff (the “Staff”) of the U.S. Securities and Exchange Commission (the “Commission”) in a letter dated July 2, 2013.  Other than clarifying and correcting disclosure, which, where appropriate, includes information about certain events subsequent to the February 11, 2013 closing date under the Share Exchange Agreement, the remainder of this Current Report is prepared as of the original February 14, 2013 filing date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; licensing arrangements; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to secure materials and subcontractors; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Standard Drilling, Inc. and its subsidiaries.

As noted below, the financial disclosure in this Amended Current Report Form 8-K (the “Amended Report”) relates to the operations of The E-Factor Corp., a company that is now our majority-owned subsidiary as a result of the transactions described herein.  Standard Drilling’s fiscal year end is December 31st. References to “fiscal 2012” is to EFactor’s 2012 fiscal year ended December 31, 2012 and references to “fiscal 2011” is to the EFactor’s 2011 fiscal year ended December 31, 2011.

In addition, unless the context otherwise requires and for the purposes of this report only:

•

“Commission” refers to the Securities and Exchange Commission;

•

“EFactor” refers to The E-Factor Corp., a Delaware corporation;

•

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•

“Securities Act” refers to the Securities Act of 1933, as amended; and

•

“Standard Drilling” or “SDI” refers to Standard Drilling, Inc., a Nevada corporation.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement Between Standard Drilling, Inc. and The E-Factor Corp.

On February 1, 2013, we entered into an Acquisition and Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Standard Drilling, (ii) EFactor, and (iii) certain shareholders of EFactor, pursuant to which 20 holders of approximately 70% of the outstanding common stock of EFactor transferred to us 6,580,250 of the common stock of EFactor in exchange for the issuance of: (a) 50,000,000 shares (the “Shares”) of our common stock; (b) 5,000,000 shares of a yet to be created series of preferred stock to be entitled the “Series A Convertible Preferred Stock”; and (c) approximately 22,231,155 additional shares of SDI’s common stock upon the effectiveness of a reverse stock split of SDI’s common stock (such transaction, the “Share Exchange”). This transaction closed on February 11, 2013.  As a result of the Share Exchange, EFactor became our majority-owned subsidiary.  We are now a holding company with all of our operations conducted through EFactor, which primarily consist of owning, operating and administering certain assets related to a social media network, on- and offline content and interests in a subsidiary that conducts business operations such as EQMentor and certain other intellectual property, as more fully discussed herein.

Currently, SDI has insufficient authorized shares of common stock to fully satisfy its obligation to issue SDI common stock to the EFactor shareholders under the Exchange Agreement.  As a result, SDI must effect a reverse stock split.  Under the Exchange Agreement it is contemplated that SDI will effect a 1-for-40 reverse stock split after which additional shares of SDI’s common stock will be issued to the 20 holders of EFactor’s common stock that are parties to the Exchange Agreement to make their total shares of SDI common stock owned equal to their pro rata portion of SDI’s common stock as if all shareholders of EFactor exchanged their shares in EFactor into SDI common stock and such that it would give all the EFactor shareholders a total of 98% of SDI’s then-outstanding common stock.  Pursuant to the Exchange Transaction, SDI agreed to issue 6,500,000 shares of our common stock to David S. Rector, SDI’s sole officer and director immediately prior to the Closing, and 3,500,000 to Keith Gilmour.  These shares were issued to Messrs. Rector and Gilmour in consideration for prior services to SDI and their assistance in bringing the Share Exchange to fruition (the “Service Shares”).  The Service Shares issued to Mr. Rector and Mr. Gilmour are pre-split shares.  After giving effect to the proposed 1-for-40 reverse stock split the Service Shares will represent approximately 62,500 and 87,500 shares for Messrs. Rector and Gilmour, respectively.

Additionally, of the 5,000,000 shares of Series A Convertible Preferred Stock issued in the Share Exchange, 2,500,000 will automatically convert into approximately 13,086,222 shares of the SDI’s common stock on the effective date of, and after giving effect to, the 1-for-40 reverse stock split of SDI’s common stock.  After one-half of the shares of Series A Preferred Stock are converted to common stock, the remaining shares of Series A Preferred Stock shall not be convertible. The key rights and preferences associated with the Series A Convertible Preferred Stock are summarized below:

•

Dividend Rights. When, as and if declared by our Board, noncumulative dividends in an amount equal to any dividends or other distribution on the Common Stock

•

Participation Rights. Pro rata on the Common Stock and the Series A Convertible Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Series A Convertible Preferred Stock is to be treated for this purpose as holding the number of shares of Common Stock to which the holders thereof would be entitled if they converted their shares of Series A Convertible Preferred Stock at the time of such dividend.

•

Liquidation Rights.  In the event of any liquidation, dissolution or winding up the holders of each share of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the available funds and assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any available funds and assets on any shares of Common Stock or subsequent series of preferred stock, and in equal preference with any prior series of preferred stock, an amount per share equal to the original issue price of the Series A Convertible Preferred Stock plus all declared but unpaid dividends on the Series A Convertible Preferred Stock.  If upon any liquidation, dissolution or winding up of the Company, the available funds and assets shall be insufficient to permit the payment to holders of the Series A Convertible Preferred Stock of their full preferential amount as described in this subsection, then all of the remaining available funds and assets shall be distributed among the holders of the then outstanding Series A Convertible Preferred Stock pro rata, according to the number of outstanding shares of Series A Convertible Preferred Stock held by each holder thereof.

•

Merger or Sale of Assets. A reorganization or any other consolidation or merger with or into any other corporation, or any other sale of all or substantially all of the assets, shall not be deemed to be a liquidation, dissolution or winding up and the Series A Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the General Corporation Law of the State of Nevada and (iii) the rights contained in the Certificate of Designation.

•

Conversion Rights. (i) Mandatory Conversion of Preferred Stock.   For the holders of the 5,000,000 shares of Series A Preferred Stock one-half of the shares of Series A Convertible Preferred Stock will collectively be automatically converted into approximately 13,086,222 shares of our common stock on the effective date of, and after giving effect to, a 1-for-40 reverse stock split of the Company’s common stock; and (ii) Voluntary Conversion of Preferred Stock.  After one-half of the shares of Series A Preferred Stock are converted to our common stock in accordance with (i) above, the remaining shares of Series A Preferred Stock are not convertible.

•

Redemption.  We do not have any redemption rights relating to the Series A Convertible Preferred Stock.

•

Voting Provisions.  Each share of Series A Convertible Preferred Stock shall be entitled to twenty- five (25) votes on any matter properly brought before our common stockholders for a vote.

All of the rights, preferences and privileges associated with the Series A Convertible Preferred Stock are contained in the Certificate of Designation of Series A Convertible Preferred Stock set forth under Exhibit B to the Exchange Agreement.

Immediately prior to closing the transaction contemplated by the Exchange Agreement, SDI shareholders owned 33,458,880 shares of SDI common stock, which represented 100% of SDI’s outstanding voting securities. Immediately upon the closing of the transaction contemplated by the Exchange Agreement, the SDI shareholders owned 33,458,880 shares of SDI common stock, which represented 35.8% of SDI’s outstanding common stock and 15.3% of SDI’s outstanding voting rights.  Assuming the completion of the contemplated 1-for-40 reverse stock split, the SDI shareholders will own approximately 836,472 shares of SDI’s common stock which will represent approximately 2.2% of SDI’s outstanding common stock and less than 1% of SDI’s outstanding voting rights after giving effect to (i) the issuance of the approximately 22,231,155 additional shares of SDI’s common stock to the 20 EFactor shareholders that are parties to the Exchange Agreement, and (ii) the automatic conversion of 2,500,000 shares of Series A Convertible Preferred Stock into approximately 13,086,222  shares of SDI’s common stock. Therefore, after the completion of all the contemplated transactions under the Exchange Agreement, the SDI shareholders that owned 100% of SDI’s outstanding common stock and voting rights prior to the transaction will own approximately 2.2% and less than 1%, of the outstanding common stock and voting rights, respectively.

Sale and Purchase Agreement Between EFactor and MCC International, Ltd.

On August 17, 2012, EFactor entered into a Sale and Purchase Agreement to acquire 100% of the ownership of MCC International Ltd (registered in England Number 2953598) (hereinafter “MCC”) from DASPV, PTE Ltd (“DASPV”) in exchange for 666,667 shares of EFactor’s common stock.  On execution of the Sale and Purchase Agreement the parties agreed to be irrevocably bound to the sale and purchase of the MCC shares subject to specific provisions permitting either party to fail to close the transaction in the event certain conditions precedent to closing were not satisfied.  One such precondition to the closing of this transaction was that EFactor’s shares would be listed on a U.S. stock exchange and have publicly tradable shares by September 30, 2012.  By September 30, 2012, however, EFactor’s shares were not listed on a U.S. stock exchange, and the transaction between EFactor and DASPV did not close.

As reported above, on February 1, 2013, EFactor entered into the Exchange Agreement with Standard Drilling.  Subsequently, on February 11, 2013 EFactor via Standard Drilling entity and MCC entered into an amendment to the Sale and Purchase Agreement, wherein both parties agreed that upon the filing by Standard Drilling of the Current Report on Form 8-K containing “Form 10” disclosure with the Securities and Exchange Commission, that the condition precedent for EFactor to list on a U.S. stock exchange and have publicly traded shares would be satisfied and any right by either party to not close the Sales and Purchase Agreement pursuant to the terms thereof was otherwise extinguished.  As a result, upon the filing of Standard Drilling’s original Current Report on Form 8-K with the Securities and Exchange Commission on February 14, 2013, the transaction between EFactor and MCC closed and MCC became a wholly owned subsidiary of EFactor and DASPV received 666,667 shares of EFactor.

As part of the consideration for the closing the Exchange Agreement between Standard Drilling and EFactor, certain shareholders of EFactor (including DASVP) received (a) 50,000,000 shares of Standard Drilling common stock; (b) 5,000,000 shares of a yet to be created series of Standard Drilling preferred stock to be entitled the “Series A Convertible Preferred Stock”; and (c) approximately 22,120,956 additional shares of Standard Drilling’s common stock upon the effectiveness of a 1-for-40 reverse stock split of SDI’s common stock.  Further, upon the simultaneous closing of the Exchange Agreement and Sales and Purchase agreement, MCC became a wholly-owned subsidiary of EFactor, DASPV received 666,667 shares of EFactor, and DASPV, as one of the certain shareholders under the Exchange Agreement, received 7,849,976 shares of Standard Drilling’s common stock (which is included in the 50 million shares issued to certain EFactor shareholder under the Exchange Agreement) in Exchange for DASPV’s 666,667 shares of EFactor, with an additional 3,490,281 shares of Standard Drilling common stock to be issued to DASPV after the completion of the 1-for-40 reverse stock split (which are part of the 22,120,956 post-reverse stock split shares to be issued to certain EFactor shareholders under the Exchange Agreement).”

The foregoing description of the key terms of the Sale and Purchase Agreement, as amended, is qualified in its entirety by the full text of the related documents, which is filed as Exhibit 10.2 to SDI’s original Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2013 and incorporated by reference into this Item 1.01.

Share Exchange Agreement Between EFactor and Home Training Initiative Ltd.

On January 8, 2013, EFactor entered into a Share Exchange Agreement with Five5Five PTE Ltd. (“Five5Five”), the sole shareholder of Home Training Initiative Ltd, a United Kingdom company (“HT”) to acquire all of the capital stock of HT in exchange for 2,700,000 shares of EFactor’s common stock (the “HT Exchange Shares”). HT is an online learning and workforce development provider that offers an innovative and highly scalable range of online and blended learning programs to deliver workforce development training. In addition to its accredited learning programs, HT delivers a spectrum of services for individuals and organizations of all sizes – including job creation and job brokerage, personal and workforce development and online (non-accredited) short courses.  Upon satisfaction of the conditions to closing, HT will operate as a wholly owned subsidiary of EFactor.

As a result of EFactor closing its transaction with SDI, as well as needing to clarify certain provisions of the Share Exchange Agreement with Five5Five PTE Ltd., on May 7, 2013, EFactor entered into an Amendment No. 1 to the Share Exchange Agreement with Five5Five PTE Ltd.  Under the terms of the amendment, the parties clarified the fact that the transaction contemplated by the Share Exchange Agreement had not closed and agreed that the following clarifications and amendments needed to be made to the Share Exchange Agreement, including setting forth the conditions that needed to be fulfilled (or waived) by the parties before the transaction could close:

1)

The shares to be issued to Five5Five PTE Ltd in exchange for the shares of HT will be shares of common stock of SDI, restricted in accordance with Rule 144.  Specifically, at the Closing, Five5Five PTE Ltd will exchange 100,000 shares of HT common stock, representing 100% of the issued and outstanding securities of HT, for 13,319,100 shares of SDI’s common stock, which shares will be post-reverse split shares after taking into account the contemplated 1-for-40 reverse stock split contemplated by SDI.

2)

The Transaction will not close until the following conditions are met

a.

SDI/EFactor has provided One Hundred Fifty Thousand Dollars ($150,000) to HT to be used by HT for working capital purposes;

b.

SDI has filed all reports required by the SEC as a “reporting company” under the Securities Exchange Act of 1934, as amended;

c.

HT has provided SDI U.S. GAAP-compliant financial statements of HT for the two (2) years ended December 31, 2012 and 2011, as well for the three months ended March 31, 2013 and 2012 (and for any subsequent periods if the transaction does not close by June 30, 2013);

d.

HT has changed its fiscal year end to December 31st;

e.

HT has provided SDI/EFactor with an opinion of legal counsel, satisfactory to SDI/EFactor, that the exchange of the shares of HT for the shares of SDI common stock meets all applicable laws of the United Kingdom for the transfer of such shares; and

f.

SDI has completed a 1-for-40 reverse stock split of its common stock, as already contemplated by SDI’s management.

3)

Once the above conditions have been satisfied the parties will close the Transaction, assuming all other conditions and representations and warranties, as applicable, are accurate as of the Closing.

The foregoing description of the key terms of the HT Exchange Agreement, as amended, is qualified in its entirety by the full text of the document, which is filed as Exhibit 10.1 to SDI’s Current Report on Form 8-K with the Securities and Exchange Commission on May 9, 2013 and incorporated by reference into this Item 1.01.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 11, 2013, we completed the acquisition of a majority interest in EFactor pursuant to the Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein EFactor is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURES

As disclosed in this report, on February 11, 2013, we acquired a majority interest in EFactor in a reverse-acquisition transaction. Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13 of the such Exchange Act upon consummation of the transaction.

Since we were a shell company immediately before the reverse acquisition transaction disclosed under Item 2.01 and the acquisition of EFactor is sufficient to make us no longer a shell company, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form for the purposes of providing full disclosure to our shareholders and the public market.  Please note that the information provided below relates to the combined enterprises after the acquisition of EFactor, except that information relating to periods prior to the date of the reverse acquisition only relate to EFactor unless otherwise specifically indicated.

Accordingly, we are providing the following information in this Amended Current Report.

DESCRIPTION OF BUSINESS

Business Overview

Corporate History

We were incorporated in Nevada on July 27, 2001.  At the time of our incorporation we were in the business of developing and marketing easily maintained website systems, managed website hosting, search engine placement, email marketing and graphi design. Prior to the reverse acquisition transaction with EFactor described below, we did not have any business or operations and was considered a “shell” company under Federal securities laws.

Reverse Acquitision of EFactor

On February 1, 2013, we entered into an Acquisition and Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Standard Drilling, (ii) EFactor, and (iii) certain shareholders of EFactor, pursuant to which 20 holders of approximately 70% of the outstanding common stock of EFactor transferred to us 6,580,250 of the common stock of EFactor in exchange for the issuance of: (a) 50,000,000 shares (the “Shares”) of our common stock; (b) 5,000,000 shares of a yet to be created series of preferred stock to be entitled the “Series A Convertible Preferred Stock”; and (c) approximately 22,231,155 additional shares of SDI’s common stock upon the effectiveness of a reverse stock split of SDI’s common stock (such transaction, the “Share Exchange”). This transaction closed on February 11, 2013.  As a result of the Share Exchange, EFactor became our majority-owned subsidiary.  We are now a holding company with all of our operations conducted through EFactor, which primarily consist of owning, operating and administering certain assets related to a social media network, on- and offline content and interests in a subsidiary that conducts business operations such as EQMentor and certain other intellectual property, as more fully discussed herein.

Currently, SDI has insufficient authorized shares of common stock to fully satisfy its obligation to issue SDI common stock to the EFactor shareholders under the Exchange Agreement.  As a result, SDI must effect a reverse stock split.  Under the Exchange Agreement it is contemplated that SDI will effect a 1-for-40 reverse stock split after which additional shares of SDI’s common stock will be issued to the 20 holders of EFactor’s common stock that are parties to the Exchange Agreement to make their total shares of SDI common stock owned equal to their pro rata portion of SDI’s common stock as if all shareholders of EFactor exchanged their shares in EFactor into SDI common stock and such that it would give all the EFactor shareholders a total of 98% of SDI’s then-outstanding common stock.  Pursuant to the Exchange Transaction, SDI agreed to issue 6,500,000 shares of our common stock to David S. Rector, SDI’s sole officer and director immediately prior to the Closing, and 3,500,000 to Keith Gilmour.  These shares were issued to Messrs. Rector and Gilmour in consideration for prior services to SDI and their assistance in bringing the Share Exchange to fruition (the “Service Shares”).  The Service Shares issued to Mr. Rector and Mr. Gilmour are pre-split shares.  After giving effect to the proposed 1-for-40 reverse stock split the Service Shares will represent approximately 62,500 and 87,500 shares for Messrs. Rector and Gilmour, respectively.

Additionally, of the 5,000,000 shares of Series A Convertible Preferred Stock issued in the Share Exchange, 2,500,000 will automatically convert into approximately 13,086,222 shares of the SDI’s common stock on the effective date of, and after giving effect to, the 1-for-40 reverse stock split of SDI’s common stock.  After one-half of the shares of Series A Preferred Stock are converted to common stock, the remaining shares of Series A Preferred Stock shall not be convertible. The key rights and preferences associated with the Series A Convertible Preferred Stock are summarized below:

•

Dividend Rights. When, as and if declared by our Board, noncumulative dividends in an amount equal to any dividends or other distribution on the Common Stock

•

Participation Rights. Pro rata on the Common Stock and the Series A Convertible Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Series A Convertible Preferred Stock is to be treated for this purpose as holding the number of shares of Common Stock to which the holders thereof would be entitled if they converted their shares of Series A Convertible Preferred Stock at the time of such dividend.

•

Liquidation Rights.  In the event of any liquidation, dissolution or winding up the holders of each share of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the available funds and assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any available funds and assets on any shares of Common Stock or subsequent series of preferred stock, and in equal preference with any prior series of preferred stock, an amount per share equal to the original issue price of the Series A Convertible Preferred Stock plus all declared but unpaid dividends on the Series A Convertible Preferred Stock.  If upon any liquidation, dissolution or winding up of the Company, the available funds and assets shall be insufficient to permit the payment to holders of the Series A Convertible Preferred Stock of their full preferential amount as described in this subsection, then all of the remaining available funds and assets shall be distributed among the holders of the then outstanding Series A Convertible Preferred Stock pro rata, according to the number of outstanding shares of Series A Convertible Preferred Stock held by each holder thereof.

•

Merger or Sale of Assets. A reorganization or any other consolidation or merger with or into any other corporation, or any other sale of all or substantially all of the assets, shall not be deemed to be a liquidation, dissolution or winding up and the Series A Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the General Corporation Law of the State of Nevada and (iii) the rights contained in the Certificate of Designation.

•

Conversion Rights. (i) Mandatory Conversion of Preferred Stock.   For the holders of the 5,000,000 shares of Series A Preferred Stock one-half of the shares of Series A Convertible Preferred Stock will collectively be automatically converted into approximately 13,086,222 shares of our common stock on the effective date of, and after giving effect to, a 1-for-40 reverse stock split of the Company’s common stock; and (ii) Voluntary Conversion of Preferred Stock.  After one-half of the shares of Series A Preferred Stock are converted to our common stock in accordance with (i) above, the remaining shares of Series A Preferred Stock are not convertible.

•

Redemption.  We do not have any redemption rights relating to the Series A Convertible Preferred Stock.

•

Voting Provisions.  Each share of Series A Convertible Preferred Stock shall be entitled to twenty- five (25) votes on any matter properly brought before our common stockholders for a vote.

All of the rights, preferences and privileges associated with the Series A Convertible Preferred Stock are contained in the Certificate of Designation of Series A Convertible Preferred Stock set forth under Exhibit B to the Exchange Agreement.

Immediately prior to closing the transaction contemplated by the Exchange Agreement, SDI shareholders owned 33,458,880 shares of SDI common stock, which represented 100% of SDI’s outstanding voting securities. Immediately upon the closing of the transaction contemplated by the Exchange Agreement, the SDI shareholders owned 33,458,880 shares of SDI common stock, which represented 35.8% of SDI’s outstanding common stock and 15.3% of SDI’s outstanding voting rights.  Assuming the completion of the contemplated 1-for-40 reverse stock split, the SDI shareholders will own approximately 836,472 shares of SDI’s common stock which will represent approximately 2.2% of SDI’s outstanding common stock and less than 1% of SDI’s outstanding voting rights after giving effect to (i) the issuance of the approximately 22,231,155 additional shares of SDI’s common stock to the 20 EFactor shareholders that are parties to the Exchange Agreement, and (ii) the automatic conversion of 2,500,000 shares of Series A Convertible Preferred Stock into approximately 13,086,222  shares of SDI’s common stock. Therefore, after the completion of all the contemplated transactions under the Exchange Agreement, the SDI shareholders that owned 100% of SDI’s outstanding common stock and voting rights prior to the transaction will own approximately 2.2% and less than 1%, of the outstanding common stock and voting rights, respectively.

As a result of the transaction, (i) EFactor became our majority-owned subsidiary, (ii) our sole officer and director resigned immediately, and we appointed four new directors and retained new executive officers; and (iii) we changed our business focus to owning, operating and administering certain assets related to a social media network, on- and offline content and interest in a subsidiary that conducts business operations as EQMentor and certain other intellectual property.

Upon the filing of the original Current Report on Form 8-K with the Securities and Exchange Commission on February 14, 2012, we completed the acquisition of MCC International, Ltd. It is our intention to complete the acquisition of Home Training Initiative, Ltd., as soon as the conditions precedent to closing that transaction have been met. Those conditions are set forth as part of the Item 1.01 of above.

Our operations are now conducted through our majority-owned subsidiary, EFactor.  The term “we” as used throughout this document refers to Standard Drilling, Inc. and our wholly-owned subsidiary, The E-Factor Corp.  In accordance with financial reporting for reverse merger transactions the financial reporting contained herein is only that of EFactor and does not include Standard Drilling’s financial results.

EFactor

EFactor was organized as a Delaware corporation on October 30, 2007.  On March 1, 2008, EFactor launched EFactor.com, which, based on management’s research, is one of the few niche social networks for entrepreneurs whose members are business owners/founders in a network dedicated to their requirements with over 1 million members in all 195 countries listed by the United Nations, representing 240 industries. EFactor is a 90% custom built platform.  Most of the code is created by EFactor contractors/employees and is only used by EFactor. Code and designs are proprietary to EFactor and are protected by confidentiality agreements we enter into with our employees and third-party contractors.

With EFactor.com, entrepreneurs can create new connections that bring value to the entrepreneur’s business or the fledgling entrepreneur’s idea. The core of EFactor’s service is to create these valuable connections that are based on a strong proprietary algorithm that is at the heart of EFactor’s database.

EFactor defines is “Members” as being those individuals that sign-up through its custom built sign-up mechanism and therefore set up an account (i.e. “opted in”). EFactor defines a “visitor” as anyone that visits the EFactor.com website whether as a Member or a non-Member.

EFactor has approximately 1 million “Entrepreneurial” members. Of these members, over a third are considered “Active members” (i.e., those Members – that coming to the site regularly, participating in our physical events and either respond to or read our newsletters and other communications. EFactor has approximately 1.5-2 million visitors to its website monthly.

In addition to matches between peers, mentors and investors - EFactor offers key support in 4 distinct areas:

1.

Funding: EFactor educates and facilitates entrepreneurs in their search for funding.1

2.

Knowledge: EFactor provides key information, articles, webcasts, videos and advice and access to mentors and peers.

3.

Saving costs: EFactor negotiates discounts on real products and services that entrepreneurs need.

4.

Business Development: EFactor connects to relevant people via its unique algorithm and its live events.

Although EFactor is a global platform, its marketing effort is focused on five core territories, being:

•

USA

•

UK

•

India

•

China

•

The Netherlands

EFactor plans for additional territories to be developed over time with live events taking place in those geographies where a high concentration of members evolves.

EFactor has created and started to implement a strategy based on acquiring companies that fit with and add value to its core member base of Entrepreneurs. It has initiated research and identified a number of companies that can potentially provide a product or service that is scalable, profitable and easily adapted to accommodate thousands of new clients. Through this “roll-up strategy” the company will grow both organically and through acquisition over the next 12-18 months.

As the first phase of the strategy described above - EFactor has acquired a number of companies:

Merger with EQmentor

On October 31, 2012, we closed a merger transaction with EQmentor, Inc., a Delaware corporation, (“EQMentor”) pursuant to an Agreement and Plan of Merger, dated June 30, 2012 (the “EQ Merger Agreement”). Under the terms of the EQ Merger Agreement, EFactor was the surviving entity and EQmentor, Inc. was merged out of existence.  Under the EQ Merger Agreement, EFactor was obligated to issue 679,094 shares of EFactor common stock (the “Merger Shares”) in exchange for 100% of EQmentor’s outstanding securities, which exchange was effected on or about October 31, 2012. Additionally, under the EQ Merger Agreement, EFactor could be made to issue additional shares of its common stock to the EQmentor shareholders (in addition to the Merger Shares if the value of the Merger Shares is not at least $2,000,000 on the occurrence of either a change of control of EFactor or EFactor’s shares becoming tradeable in the public market. In converse, EFactor could receive some of the Merger Shares back in the event certain performance thresholds were not met by the EQmentor business segment. On or about April 17, 2013, EFactor, EQmentor and EQmentor’s former controlling shareholder entered into a settlement agreement wherein EFactor and EQmentor’s former controlling shareholder agreed that the Merger Shares constituted the full amount of consideration owed by EFactor to the EQmentor shareholders under the EQ Merger Agreement.

EQmentor is a cutting-edge online professional development company that provides working professionals 24/7 access to a custom-matched mentor, a global cross-industry peer community, and repositories of knowledge to empower high performance in the workplace organized in 2007, EQmentor is the first company to statistically demonstrate an increase in EQ through its program.  EQmentor mentees show an average increase of 17 points in their EQ scores between their pre and post assessments. To put that into context, other studies have shown that the average adult increases their EQ by just 3 points a year when processing the cumulative experiences that they have had during that one year. Said in another way, essentially, we can grow (mature) people 6 times faster than they otherwise would in a year.

EFactor will launch a specific EQmentor program for Entrepreneurs during the first quarter of 2013. It is the intention that each acquisition will create additional revenue streams by such new product offering.

EQmentor is the only professional development company in the world that has shown a statistically validated increase in EQ.  Dozens of other studies have already shown a positive correlation between high EQ and various performance metrics such as higher sales, higher productivity, higher employee engagement, customer satisfaction, etc. We intend to launch a specific EQmentor program for entrepreneurs during the first quarter of 2013. It is our intention that each acquisition will create additional revenue streams by such new product offering.

MCC International

Upon the filing of SDI’s original Current Report on Form 8-K with the Securities and Exchange Commission on February 14, 2013, the transaction between EFactor and MCC closed and MCC became a wholly-owned subsidiary of EFactor.  Prior to closing its transaction with SDI, EFactor issued 666,667 shares of its common stock to DASPV in exchange for 100% of MCC outstanding securities.  The 666,667 shares of EFactor common stock issued to DASPV were exchanged for 7,849,976 shares of SDI’s common stock at the closing of the transaction between SDI and EFactor, with an additional 3,490,281 shares of SDI’s common stock to be issued to DASPV after the proposed 1-for-40 reverse stock split.

MCC International, Ltd. (“MCC”) is a PR and Communications agency, founded in 1988 and is registered in England under the No. 2953598 with its registered office on 3rd Floor, 207 Regent Street, London, W1B 3HH.

MCC promotes high and emerging technology and science companies, as well as professional service organizations, from entrepreneur start-ups and spin-offs to global consumer brands.  The agency promotes high and emerging technology and science companies, as well as professional service organizations - from entrepreneur start-ups and spin-offs to global consumer brands.  MCC utilizes a dedicated team that combines sharp journalistic skills with an acute appreciation of PR in the wider context of sales and marketing and are well known for our “sleeves rolled up, getting stuck in” approach to delivering valuable column inches and significant return on investment.  MCC is located in the Southampton University Science Park, Southampton, England, UK, alongside many leading technology and science companies.  MCC is at the forefront of setting the IT and science agenda, breaking stories to broadcasters, national, trade, digital and social media and provides compelling and incisive comment and position our clients as leading players in their target markets.

Social Media Market Overview

EFactor can be classified as a “niche social network” and operates in the generic “social media” industry. The market in which EFactor operates can be characterized by the following info from ComScore2  (Industry Report, Jan 2012):

“Over the past few years, social networks have evolved to become an integral part of the online experience, providing the means for users to facilitate offline connections and build new ones online. In the process, social networks have shaped the way we communicate and have even cultivated new social behaviors. Indisputably, the way we keep in touch with friends, find recommendations, and share ideas with others has changed with the advent of social networking.”

Here are three of the key findings from the ComScore report:

1.

Social Networking is the most popular online activity worldwide;

2.

In October 2011, 1.2 billion users around the world visited social networking sites, accounting for 17% of the world’s population; and

3.

Nearly 1 in every 5 minutes spent online around the world is now spent on social networking sites, making Social Networking the most popular content category in engagement worldwide.

According to Global Entrepreneurship Monitor [Jan. 19, 2012], (GEM)3:  “GEM finds an upsurge in entrepreneurship around the world [with] entrepreneurs… now numbering near 400 million in 54 countries  with millions of new hires and job creation expectations in the coming years.”

In Management’s view, niche social networks in particular are poised for growth in the coming years as people shift from generic platforms to those where they feel they are connecting with likeminded people sharing a common interest.

Entrepreneurship, the key focus of EFactor, is one of the biggest common interests in the world today and a growing market exists serving those that start their own business.  According to Moya K. Mason (an independent researcher), 472 million entrepreneurs worldwide attempt on average to start 305 million companies annually. Ultimately approximately 100 million new businesses (or one third) will effectively open each year around the world.  Some further Key Industry information is below:

•

Facebook reported US$ 3.7 billion revenue (2011)

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LinkedIn reported Q1 2012 US$ 188.5 million in revenue (net income US$5 million) compared to US$ 93.9 million revenue (net US$2.1 million) in Q1 2011

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Twitter’s Dick Costolo (CEO Twitter) Expects to do US$ 1 billion revenue in 2014

Our relevant market size is based on entrepreneurs in fast-growing industries that have an affinity with the online world.  Of the 472 million potential entrepreneurs mentioned above - approximately 25% would be considered our target audience, e.g. 120 million members. Of these, we would anticipate reaching and signing up approx. 20% or 24 million in the next three and a half years (2012 through 2015).

Competitive Analysis

No direct competitors exist that combine the niche community for entrepreneurs with the real-time events and access to real resources and funding. There are other companies that do one of these aspects (i.e. only funding such as Gust or social networking in general such as Facebook) but not combined in the way such as EFactor. EFactor is unique in that it started out when social networking was in its infancy. There are very few companies as yet that have the expertise and in-depth knowledge that EFactor has built over the past four years of the industry as a whole and social media in detail.

A business EFactor most often gets compared to is LinkedIn. LinkedIn does not allow for the typical social networking elements although it seems to be creating them over time.  LinkedIn is focused at professionals that are in full employment with a firm/organization, whereas, EFactor specifically aims at the business owner.  LinkedIn’s revenue is largely derived from recruitment companies and software sold to HR departments.  EFactor’s revenue is derived from its members, sponsors and products/services sold to members as well as in future from data-mining and advertising.

Competition is not that easily created - building the volume of members has in the past proven in the past to be the main obstacle to market entry.  A number of communities have started but failed to reach more than 50,000 members, which does not appear to be a number that will allow for sustainable revenue and business growth. Technology can be built, but the cost to maintain is high given the regular updates needed to keep up with the markets and improvements.

It is possible that social networking entities such as LinkedIn or Facebook could opt to create their own network focused specifically on entrepreneurs.  However, management does not anticipate that these entities will create the “offline” element that EFactor has through its global events and webinars. Both LinkedIn and Facebook focus primarily on the online aspect, and do not directly facilitate any off-line personal interaction between members let alone provide real resources to members that they may need for their business.

EFactor will continue to build its unique platform through both its planned acquisitions and through organic growth. We will continue to develop a value chain that allows a new entrepreneur to come on as a member, and gain knowledge and immediate resources such as mentoring, interns, online training and funding through the group of companies. The following is an overview of EFactor’s competitive landscape.

Direct Competitors

A number of smaller niche networks exist in the Entrepreneurial space with approx. 25,000 to 100,000 members such as WomensLeadershipExchange.com. These may be potential acquisition targets for EFactor.

Indirect Competitors

The following companies could be considered indirect competitors.

Indirect Competitor: XING - “the social network for jobs, business & careers”

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Products/services offered: Premium package includes: See who viewed your profile, advanced search,

Send private message, Add free member profile, upload documents to your profile.

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Member base: 11.1 million members

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Price points: US$9.55 per month (if purchased annually)

•

Revenues (# units sold/dollars generated - year end 31st March):

First 9 months 2010 Revenue € 33 million, € 2.5 Net profit.

First 6 months 2011: Revenue € 31.6 million, EBITDA € 11.3 million.

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Location(s): Germany

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Members based in: German speaking countries (Germany, Switzerland, Austria - 50% of all members) and

Middle East

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Competitor’s key strengths: Strong home market, profitable.

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Competitor’s key weaknesses: Seen to be strongly focused on Germany (70% new members are German speaking), lack of exposure outside of Europe

Indirect Competitor: LinkedIn

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Products/services offered: Store your Resume

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Location(s): Mountain View, California, United States

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Member base: 161 million members

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Customer segments/geographies served: Global. Members in 200 countries. 61% of LinkedIn Members are located outside the US.

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Products/services offered: Premium Package includes: See who viewed your Profile, Advanced Search,

Send Private Message, Add free member profile, Upload documents to your profile.

•

Price points: US$9.55 per month (if purchased annually)

•

Revenues (# units sold/dollars generated):

US$188.5 million as of March 2012

Hiring Solutions Revenue: US$102.6 million - 10,400 companies

Marketing Solutions Revenue: US$48 million

Premium Subscriptions Revenue: US$37.9 million

•

Competitor’s key strengths: Market Leader in HR services

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Competitor’s key weaknesses: One core focus i.e. HR, high degree of exposure to HR companies for revenue.

Competitive Advantages

Our management believes EFactor is positioned to show a strong performance and accelerate in its industry for the following reasons:

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EFactor is has already become what we believe to be the world’s largest niche social network for entrepreneurs and is market leader in its niche.

•

EFactor is present in 195 countries although it currently focuses on the 5 core territories mentioned before:

US, UK, China, India and the Netherlands.

•

Our management team has invaluable experience as serial entrepreneurs themselves in building multiple

businesses. This offers them a unique perspective into their members’ needs and requirements as well as   experience regarding building a large organization on an international basis.

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Management has experience in setting up and executing a roll-up strategy.

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Management has been in the Social Media market since it took off in 2007.

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We have developed a custom built system that allows us to quickly provide high quality products/services and maintain a great customer experience.

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Events: Events are a core element in our overall concept and allows both solid member acquisition as well as increasing brand awareness, member loyalty and revenues. Global Live Streaming events will be added to the product line to expand even further and increase the ability for our members to participate.

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Business Model: We have a solid business model that relies on multiple revenue streams.

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Members: We are highly focused on a unique, globally expanding audience that requires a lot of resources that we can supply.  Entrepreneurs spend on average US$500,000 per year on products and services that enable them to run their businesses. Given the ability EFactor has to provide economies of scale individual owners would not gain - we can assist in saving members cash outflows.

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Customer Service: We pride ourselves on providing well above average customer service to our members thus generating a high degree of loyalty and involvement of members to the brand.

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Marketing: We have unique marketing skill set that enables us to continue to grow virally and attract new members at a low cost.

EFactor’s Technology Platform

EFactor’s Business Network for Entrepreneurs

EFactor’s technology platform, Business Network for Entrepreneurs, uses state-of-the-art technologies, such as data engine search and data vector analysis, to broaden the opportunities and to increase success in business relationships. Our data mapping algorithms introduce a new service, a new prospect, a new partner or a new investor to an EFactor member when they are ready to begin building this business relationship. Our business maturity modeling facilitates gap analysis for EFactor members and recommends pathways to accelerate their business maturity. We recognize technology is there to support human beings and our entire platform is conceived to integrate human interaction with technology to benefit the business relationship.

Business Network for Entrepreneurs is a platform for building high impact business relationships. For example, Business Network for Entrepreneurs’ gap analysis may identify the need for an EFactor’s member to improve their business goals.  It will then make recommendations for a well-qualified mentor to mature the member’s skills required to fill this gap.  At the same time the member could seek recommendations for a new business supplier located in a distant city.  Or a member can simply ask for opinions about attending a particular trade show.  Building strong business relationships leads to business success and Business Network for Entrepreneurs is an important tool in achieving those relationships.

On EFactor’s web portal, Members register by completing log-in information and signing up voluntarily for the service (each member therefore has to "opt-in"). Once a profile has been created by the member - EFactor allows its Members to choose to display certain information publically, only to Members in a Member's network, to all Members or hidden completely from all members and external (some such information such as telephone numbers or email addresses are defaulted to “hidden”, whereas information such as a Members' business profile's default setting is set to "shown to all" unless changed by the member).

The EFactor Funding Request Program

EFactor has created a custom built system for those members that have registered as an “Entrepreneur” where they can post a Finance Request (or sometimes called “Funding Request”) that is presented to members that are labeled as “Investor.” This mechanism is proprietary and is completely closed and all data is treated as highly confidential - meaning that there is no access or visibility to any of the data exchanged by non-members or members of the same category (i.e. one Entrepreneur member cannot view another Entrepreneur member's data and information provided in this Finance Request process).

The system will match Funding requests with “investors” based on EFactor's proprietary algorithm.

EFactor does not charge the Entrepreneur for this service - it merely provides the system. EFactor does charge the Investor member a small monthly administration fee for the service. EFactor does not charge any other fees, does not take a stake or success fee nor are we compensated in any other manner for deals that get closed. It is entirely up to the Entrepreneur and the Investor to conclude their transaction and negotiate any deal or deal documents.

•

EFactor has clear notes in their Terms & Conditions ensuring members are clear on the fact that it accepts no responsibility for any transactions that occur through the system. It also makes it clear that only Investors that are vetted and pay the Investor administration charge are considered to be safe by EFactor for Entrepreneurs to deal with and no other funding offers should be accepted by Entrepreneurs outside of the Finance Request system.

EFactor will speak with Angel Networks, Venture Capitalists, Small Business Administration (SBA) Lenders, Financial Institutions and all other parties that wish to participate in funding entrepreneurial ventures and invite them to join the system designated as an Investor. However, each of the above parties cannot gain access to the information shared by EFactor Entrepreneurial members unless they do sign up as an Investor and pay the administration fee.

There is no link by which any non-member can request to become an investor of a particular Member. Only Members that have signed-up as an “Investor” and have paid the appropriate monthly fee can choose to see information related to a finance request of the member identified as an Entrepreneur member.

Technical Overview:

EFactor’s technology platform is further defined as:

*  Product Marketing. Product Marketing at EFactor continually evaluates and improves product concepts and drives a development release cycle to ensure rapid time to value for EFactor’s service offerings.

* Architecture. The EFactor platform uses Linux, Apache HTTP Server, MySQL and PHP (LAMP). Open Source code is also used for data search and data analysis.

* Availability. EFactor hosting provider is a certified global hosting service. They provide networking and hands-on system administration. Additionally alerting and performance management reports and tools are included. The infrastructure is designed and operated as fault tolerant.

* Performance. EFactor production infrastructure is scaled and tested to support users in the multiply millions. Significant capacity currently exists to support accelerating growth.

*  Business Continuity. Replications of source code and data is maintained online at a separate facility. Offsite backups for production are completed weekly.

*  Information Security. EFactor meets audit standards for protection of privacy data and for protection of credit card information. A full Information Security Audit is scheduled and will be completed this FY.

.

EFactor’s Business Network for Entrepreneurs has achieved an important business objective by reaching a subscription base of over a million members. The current technology platform demonstrates the business value technology provides to EFactor.com members; however, EFactor is extremely excited about its next steps.

During 2013 EFactor plans to enhance the business value proposition with significant technology advances. The primary business objective is to provide additional service offerings with associated additional revenue streams bringing in the offerings of each of the acquisitions made or to be made during the course of the next 12-18 months Product Marketing is currently bringing forward the following new service offerings and technology advances:

 *  Co-located Workspace.  Entrepreneurs are finding a complete answer to their office needs in the Co-located Workspace industry. EFactor has entered into business arrangements with a number of Co-located Workspaces providers. EFactor is planning to release this as a service offering per 1st February 2013. EFactor has negotiated incentive offerings to ensure uptake by our members.

 *  Funding Game.  EFactor’s Funding Game is a continuation of the Funding Request process and will provide even deeper education for the Entrepreneur Member whilst opening a unique and exciting avenue for our technology platform.  The concept of taking mobile game play and developing applications to enhance the business skills of Entrepreneurs is powerful.  Product Marketing is developing this product while at the same time adding a mobile applications development team to bring this service to market in the 3rd quarter of this year.

 *  Mentoring.  Every business leader requires mentoring and guidance. EFactor has acquired a complete technology stack currently providing high quality business mentoring services. EFactor is porting this technology onto our platform and already has test cases demonstrating the business value. EFactor intends to launch this program in May 2013.

 *  Relationship Building.  The Business Network for Entrepreneurs is about building relationships between business people. EFactor will release two significant improvements in core platform technology this year. The first is a leap forward in data search and matching technology resulting in improving our matching algorithms. The second is improved storage of non-structured data files, such as documents, emails, blogs, and audio and video files. Both of these will improve our members experience and increase our value proposition.

Government Approvals and Regulations

To the best or knowledge our business operations are not subject to any specific legal and regulatory approvals.

Intellectual Property Rights

We rely on trade secret laws in the United States and other jurisdictions as well as confidentiality procedures and contractual provisions to protect our proprietary technology and branding.  We control access to our proprietary technology and enter into confidentiality agreements with our employees and third party developers.   We restrict access to our key proprietary technology to a limited number of our executive officers and managers.  We have not applied for patent protection of our proprietary technology because such applications would require us to publicly disclose these aspects of our technology we wish to remain confidential.  Instead, we have chosen to maintain the technology as trade secrets.  We also own a trademark registration relating to the EFactor name and colour trademark in a The Netherlands and the European Union.

Research and Development Activities

EFactor has spent approximately $210,000 and $270,000 for the years ended Decembers 31, 2012 and 2011 respectively on website development activities, along with close to $200,000 of employee time in enhancing our website.

We understand that the true value of social media companies is measured in the quantity and quality of the data they collect, analyze and sell to their customers.  A significant criterion in our selection of the companies to be acquired is their contribution to EFactor’s data value. EQmentor, with its broad and deep collection elements for an entrepreneur’s professional development is a prime example of this strategy. We will not only integrate these data sets into our business network for the entrepreneur but we will build analytic tools on top of our unique data. The primary purpose of these analytic tools will be to measure and quantify the readiness of an entrepreneur to present their business plan to qualified investors.

EFactor is pioneering technology to create Business Maturity scoring for our entrepreneurs. EFactor has defined five vectors to be independently measured for each entrepreneur. These vectors are Professional Development and Skills, Business Functions, Business Planning, Business Locations, and Unique Business Events.  As each entrepreneur contributes more data into our Business Network for Entrepreneurs our analytical programs will evaluate their contribution and provide five distinct results. These are then combined into a Business Maturity scoring similar to how credit risk is assesses by rolling up different reporting results. Much of the data mining and analysis tools are open source; however, EFactor will produce a significant amount of intellectual property as a result of our technology strategy.  First, EFactor is building a body of algorithmic work specializing in evaluating and guiding entrepreneurs towards success.  Second, EFactor will produce complex research data on the emerging trends amongst entrepreneurs, one of the fastest changing and one of the least understood in the business world.  Third, EFactor is building motivational and educational tools using these algorithms, EFactor Funding Game, to provide directed learning to entrepreneurs.

EFactor sees itself taking a leading role in analytics about entrepreneurs. Our role as trusted advisor and mentor, our commitment to guarding business information, and our experience in sophisticated data analysis is propelling us into becoming a recognized authority on this market space. We firmly believe the entrepreneurial spirit will lead the way into a board range of solutions for the 21st century. And EFactor will play a role by guiding entrepreneurs along the road towards these solutions.

Compliance with Environmental Laws

To the best or knowledge our business operations are not subject to any specific environment regulations that require compliance or governmental approval.

Employees

Name of Entity	No. Management	No. of Employees
EFactor	3	10
EQmentor	0	4

As of January 31, 2013, EFactor had 13 full-time employees and contracted with 10 independent contractors. Of the full-time employees, 3 were management. EQMentor had 4 full time employees and 3 independent contractors, one of which is the acting managing director. We have not counted the Mentors available on a per request basis in these numbers.

We may hire temporary labor for manufacturing needs as required.  We believe that we will be able to hire a sufficient quantity of qualified laborers in the local area to meet our employment needs.  Our manufacturing process does not require special training, other than orientation to our production techniques and specific equipment.  None of our employees is represented by a labor union or a collective bargaining agreement.  We consider our relations with our employees to be good.

Facilities

Currently, we lease the executive offices for EFactor HQ and EQmentor. Rent expenses totaled $62,724 and $47,575 for the fiscal years 2012 and 2011, respectively. Our facilities are listed in the following table. All facilities are leased from non-affiliated lessors. Management believes that these properties are adequate for our current operational needs.  We are of the opinion that all properties are well maintained and appropriately insured.

Location	Term of Lease	Approximate Sq. Ft.	Monthly Payment
424 Clay Street, San Francisco CA 94111 U.S.	Thru 3/31/13	2,000	US$2,950
Office Pacifica, Horizon West, 365 Talbot Avenue, T8, CA 94044 U.S.	Thru 4/15/13	1,000	US$2,129
20901 Torrence Chapel Rd, Suite 101,Cornelius, NC, 28031 U.S.	Month to Month	2,021	US$1,700

Available Information

We are a fully reporting issuer, subject to the Securities Exchange Act of 1934.  Our Quarterly Reports, Annual Reports, and other filings can be obtained from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.  You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

Our Internet website address is http://www.efactor.com

RISK FACTORS

We have a short operating history in a new, relatively unproven market, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a short operating history in a new and unproven market that may not develop as expected. This short operating history makes it difficult to effectively assess our future prospects. You should consider our business and prospects in light of the risks and difficulties we encounter in this rapidly evolving market. These risks and difficulties include our ability to, among other things:

•	increase our number of registered members and member engagement;

•	avoid interruptions or disruptions in our service or slower than expected website load times;

•	develop a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased member usage globally, as well as the deployment of new features and products;

•

responsibly use the data that our members share with us to provide solutions that make our members more successful and productive and that are critical to the hiring and marketing needs of enterprises and entrepreneurial organizations;

•	increase revenue from the solutions we provide;

•	continue to earn and preserve our members’ trust with respect to their entrepreneurial reputation and information;

•	process, store and use personal data in compliance with governmental regulation and other legal obligations related to privacy;

•	successfully compete with other companies that are currently in, or may in the future enter, the online entrepreneurial networking space;

•	hire, integrate and retain world class talent; and

•	successfully expand our business, especially internationally.

If the market for niche online networks for Entrepreneurs does not develop as we expect, or if we fail to address the needs of this market, our business will be harmed. We may not be able to successfully address these risks and difficulties or others, including those described elsewhere in these risk factors. Failure to adequately address these risks and difficulties could harm our business and cause our operating results to suffer.

We may not timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our website is accessible within an acceptable load time.

A key element to our continued growth is the ability of our visitors (whom we define as anyone who visits our website, regardless of whether or not they are a member), enterprises and entrepreneurial organizations in all geographies to access our website within acceptable load times.  We call this website performance.  We have experienced, and may in the future experience, website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of members accessing our website simultaneously, and denial of service or fraud or security attacks.  In some instances, we may not be able to identify the cause or causes of these website performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve our website performance, especially during peak usage times and as our solutions become more complex and our user traffic increases.  If our website is unavailable when members attempt to access it or does not load as quickly as they expect, members may seek other websites to obtain the information for which they are looking, and may not return to our website as often in the future, or at all.  This would negatively impact our ability to attract members, enterprises and entrepreneurial organizations and increase engagement on our website.  We expect to continually make significant investments to maintain and improve website performance and to enable rapid releases of new features and products.  To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

We are in the process of implementing a disaster recovery program, which allows us to move production to a back-up data center in the event of a catastrophe. we currently do not yet provide a real-time back-up data center, although we do back up all of our data, so if our primary data center shuts down, there will be a period of time that the website will remain shut down while the transition to the back-up data center takes place.

Our systems may be vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks and similar events. Our U.S. facilities where we currently lease our computer and telecommunications equipment are located at SoftLayer, 1333 North Stemmons Freeway, Suite 110, 75207 Dallas, Texas, USA that may suffer from storms and hurricanes. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our hosting facilities could result in lengthy interruptions in our services.

We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our service as a result of system failures.

If our security measures are compromised, or if our website is subject to attacks that degrade or deny the ability of members or customers to access our solutions, members and customers may curtail or stop use of our solutions.

Our solutions involve the storage and transmission of members’ and customers’ information, some of which may be private, and security breaches could expose us to a risk of loss of this information, which could result in potential liability and litigation.  Like all websites, our website is vulnerable to computer viruses, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personally identifiable or other confidential information.  If we experience compromises to our security that result in website performance or availability problems, the complete shutdown of our website, or the loss or unauthorized disclosure of confidential information, our members or customers may lose trust and confidence in us, and decrease the use of our website or stop using our website in its entirety.  Further, outside parties may attempt to fraudulently induce employees, members or customers to disclose sensitive information in order to gain access to our information or our members’ or customers’ information. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures.  Any or all of these issues could negatively impact our ability to attract new members and increase engagement by existing members, cause existing members to close their accounts or existing customers to cancel their contracts, subject us to third-party lawsuits, regulatory fines or other action or liability, thereby harming our operating results.

Our core value of putting our members first may conflict with the short-term interests of our business.

One of our core values is to make decisions based on the best interests of our members, which we believe is essential to our success in increasing our member growth rate and engagement and in serving the best, long-term interests of the company and our stockholders. Therefore, in the past, we have forgone, and may in the future forgo, certain expansion or short-term revenue opportunities that we do not believe are in the best interests of our members, even if our decision negatively impacts our operating results in the short term. In addition, as part of our philosophy of putting our members first, as long as our members are adhering to our terms of service, this philosophy may cause disagreements, or negatively impact our relationships, with our existing or prospective customers. This could result in enterprises and organizations blocking access to our website. Our decisions may not result in the long-term benefits that we expect, in which case our member engagement, business and operating results could be harmed.

The number of our registered members is higher than the number of actual members, and a substantial majority of our page views are generated by a minority of our members.

The number of registered members in our network is higher than the number of actual members because some members have multiple registrations, other members have switched email addresses and no longer have access to their earlier addresses, and others may have registered under fictitious names. Whilst we do regularly scan and attempt to identify these accounts, we do not have a full proof system to accurately identify the number of actual members, and thus we rely on the number of registered members as our measure of the size of our network. Further, a substantial number of our members do not visit our website or our events on a monthly basis.  If the number of our actual members does not meet our expectations or we are unable to increase the breadth and frequency of our visiting members, then our business may not grow as fast as we expect, which will harm our operating and financial results and may cause our stock price to decline.

If our members’ profiles are out-of-date, inaccurate or lack the information that members and customers want to see, we may not be able to realize the full potential of our network, which could adversely impact the growth of our business.

If our members do not update their information or provide accurate and complete information when they join EFactor or do not establish sufficient connections, the value of our network may be negatively impacted because our value proposition as an entrepreneurial network and as a source of accurate and comprehensive data will be weakened. Incomplete or out-dated member information would diminish the ability of our matching algorithm to connect members with relevant target peers or audiences and our ability to provide our customers with valuable insights. Therefore, we must add features, products and services that will bring value to our members and motivate them to contribute additional, timely and accurate information to their profile and our network. If we fail to successfully motivate our members to do so, our business and operating results could be adversely affected.

We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other member data, and we enable our members to share their personal information with each other and with third parties. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other member data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including voluntary third-party certification bodies such as TRUSTe). We strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection, to the extent possible. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to members or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other member data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our members and customers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as customers, vendors or developers, violate applicable laws or our policies, such violations may also put our members’ information at risk and could in turn have an adverse effect on our business.

Public scrutiny of Internet privacy issues may result in increased regulation and different industry standards, which could deter or prevent us from providing our current products and solutions to our members and customers, thereby harming our business.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet have recently come under increased public scrutiny. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning consumer behaviour on the Internet, including regulation aimed at restricting certain targeted advertising practices. In addition, the European Union is in the process of proposing reforms to its existing data protection legal framework, which may result in a greater compliance burden for companies with members in Europe. Various government and consumer agencies have also called for new regulation and changes in industry practices.

Our business, including our ability to operate and expand internationally, could be adversely affected if legislation or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our website, products, features or our privacy policy. In particular, the success of our business has been, and we expect will continue to be, driven by our ability to responsibly use the data that our members share with us. Therefore, our business could be harmed by any significant change to applicable laws, regulations or industry practices regarding the use or disclosure of data our members choose to share with us, or regarding the manner in which the express or implied consent of consumers for such use and disclosure is obtained. Such changes may require us to modify our products and features, possibly in a material manner, and may limit our ability to develop new products and features that make use of the data that our members voluntarily share with us.

Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding data retention, privacy and consumer protection that are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the United States. For example, laws relating to the liability of providers of online services for activities of their members and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by members. In addition, regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is also likely that as our business grows and evolves and our solutions are used in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject. See the discussion included in “Government Regulation” under Description of Business.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain solutions, which would negatively affect our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

We expect our operating results to fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet the expectations of securities analysts or investors.

Our revenue and operating results could vary significantly from quarter-to-quarter and year-to-year and may fail to match our past performance because of a variety of factors, some of which are outside of our control. Any of these events could cause the market price of our common stock to fluctuate. Factors that may contribute to the variability of our operating results include:

•	other social networks struggle to show a steady business model which may adversely affect industry P/E ratios

•	our commitment to putting our members first even if it means forgoing short-term revenue opportunities;

•	the cost of investing in our technology infrastructure may be greater than we anticipate;

•	our ability to increase our member base and member engagement;

•	disruptions or outages in our website availability, actual or perceived breaches of privacy, and compromises of our member data;

•	the entrance of new competitors in our market whether by established companies or the entrance of new companies;

•	changes in our pricing policies or those of our competitors;

•

macroeconomic changes, in particular, deterioration in labor markets, which would adversely impact sales of our content, products and services, or economic growth that does not lead to job growth, for instance increases in productivity;

•	the timing and costs of expanding our field sales organization and delays or inability in achieving expected productivity;

•	our ability to acquire and increase sales of our products and solutions to new customers and expand sales of additional products and solutions to our existing customers;

•	the extent to which existing customers renew their agreements with us and the timing and terms of those renewals; and

•	general industry and macroeconomic conditions.

Given our short operating history and the rapidly evolving market of online entrepreneurial networks, our historical operating results may not be useful to you in predicting our future operating results. We believe our rapid growth has masked the cyclicality and seasonality of our business. As our revenue growth rate slows, we expect that the cyclicality and seasonality in our business may become more pronounced and may in the future cause our operating results to fluctuate. In particular, we expect sales of content, products and services to be weaker in the first quarter of the year due to budgetary cycles and sales of our products and services to be weaker in the third quarter of the year as Internet usage during the summer months generally slows. In addition, global economic concerns continue to create uncertainty and unpredictability and add risk to our future outlook. Sovereign debt issues and economic uncertainty in the United States and Europe and around the world raise concerns in markets important to our business. An economic downturn in any particular region in which we do business or globally could result in reductions in sales of our hiring and products and services, decreased renewals of existing arrangements and other adverse effects that could harm our operating results.

We expect to face increasing competition in the market for online entrepreneurial networks from social networking sites and Internet search companies, among others, as well as continued competition for customers of our hiring and products and services.

We face significant competition in all aspects of our business, and we expect such competition to increase, particularly in the market for online entrepreneurial networks.

Our industry is evolving rapidly and is becoming increasingly competitive. Larger and more established companies may focus on our market and could directly compete with us. Smaller companies, including application developers, could also launch new products and services that compete with us and that could gain market acceptance quickly. We also expect our existing competitors in the markets for hiring and products and services to continue to focus on these areas. A number of these companies may have greater resources than us, which may enable them to compete more effectively. Additionally, members of social networks may choose to use, or increase their use of, those networks for entrepreneurial purposes, which may result in those members decreasing or eliminating their use of EFactor. Companies that currently focus on social networking could also expand their focus to Entrepreneurs. We and other companies have historically established alliances and relationships with some of these companies to allow broader exposure to members and access to data on the Internet. We may also, in the future, establish alliances or relationships with other competitors or potential competitors. To the extent companies terminate such relationships and establish alliances and relationships with others, our business could be harmed. Specifically, we compete for members, enterprises and entrepreneurial organizations as discussed below.

Members—Entrepreneurial Networks. The market for online entrepreneurial networks is new and rapidly evolving. Other companies such as Facebook, Google and LinkedIn could develop competing solutions. Further, some of these companies are partnering with third parties to offer products and services that could compete with ours.  Our competitors may announce new products, services or enhancements that better address changing industry standards or the needs of members and customers, such as mobile access. Any such increased competition could cause pricing pressure, loss of market share or decreased member engagement, any of which could adversely affect our business and operating results. Internet search engines could also change their methodologies in ways that adversely affect our ability to optimize our page rankings within their search results.

Enterprises and Entrepreneurial Organizations—Advertising and Marketing. With respect to the products and services solutions we offer our members, we compete with online and offline outlets that generate revenue from similar channels. To the extent competitors are better able to provide cost-effective access to attractive demographics, either through new business models or increased user volume, we may not be successful in increasing our revenue from these acquisitions and products and our business would be harmed.

Finally, other companies that provide content for Entrepreneurs could develop more compelling offerings that compete with our premium subscriptions and adversely impact our ability to sell and renew subscriptions to our members.

Our business depends on a strong brand, and any failure to maintain, protect and enhance our brand would hurt our ability to retain or expand our base of members, enterprises and entrepreneurial organizations, or our ability to increase their level of engagement.

We have developed a strong brand that we believe has contributed significantly to the success of our business. Our brand is predicated on the idea that individual Entrepreneurs will find immense value in building and maintaining their personal and business identities and reputations on our platform. Maintaining, protecting and enhancing the “EFactor” brand is critical to expanding our base of members, enterprises, advertisers, corporate customers and other partners, and increasing their engagement with our website, and will depend largely on our ability to maintain member trust, be a technology leader and continue to provide high-quality solutions, which we may not do successfully. If we do not successfully maintain a strong brand, our business could be harmed.

We may not be able to successfully halt the operations of websites that aggregate our data as well as data from other companies, including social networks, or copycat websites that have misappropriated our data in the past or may misappropriate our data in the future.

From time to time, third parties have attempted to misappropriate our data through website scraping, robots or other means and aggregated this data on their websites with data from other companies.  In addition, “copycat” websites have attempted to misappropriate data on our network and attempted to imitate our brand or the functionality of our website. When we have become aware of such websites, we have employed technological or legal measures in an attempt to halt their operations. However, we may not be able to detect all such websites in a timely manner and, even if we could, technological and legal measures may be insufficient to stop their operations. In some cases, particularly in the case of websites operating outside of the United States, our available remedies may not be adequate to protect us against such websites. Regardless of whether we can successfully enforce our rights against these websites, any measures that we may take could require us to expend significant financial or other resources.

Failure to protect or enforce our intellectual property rights could harm our business and operating results.

We regard the protection of our trade secrets, copyrights, trademarks, trade dress, domain names and patents as critical to our success. In particular, we must maintain, protect and enhance the “EFactor” brand. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We pursue the registration of our domain names, trademarks, and service marks in the United States, Europe and in certain locations outside these two key areas. Effective trade secret, copyright, trademark, trade dress, domain name and patent prosecution is expensive to develop and maintain, both in terms of initial and on-going registration requirements and the costs of defending our rights. We are seeking to protect our trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful or which may not pursue in every location. We may, over time, increase our investment in protecting our innovations through increased patent filing that is expensive and time-consuming.

Litigation may be necessary to enforce our intellectual property rights, protect our respective trade secrets or determine the validity and scope of proprietary rights claimed by others.  Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business and operating results.  We may incur significant costs in enforcing our trademarks against those who attempt to imitate our “EFactor” brand. If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed and the market price of our common stock could decline.

We are, and may in the future be, subject to legal proceedings and litigation, including intellectual property and privacy disputes, which are costly to defend and could harm our business and operating results.

We are party to lawsuits in the normal course of business.  Litigation in general is often expensive and disruptive to normal business operations. We are currently facing, and expect to face in the future, allegations and lawsuits that we have infringed the intellectual property and other rights of third parties, including patents, privacy, trademarks, copyrights and other rights.  Litigation, and particularly the patent infringement and class action matters we are facing or may face, may be protracted and expensive, and the results are difficult to predict. Adverse outcomes may result in significant settlement costs or judgments, require us to modify our products and features while we develop non-infringing substitutes or require us to stop offering certain features.

In addition, we use open source software in our solutions and will use open source software in the future. From time to time, we may face claims against companies that incorporate open source software into their products, claiming ownership of, or demanding release of, the source code, the open source software and/or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our solutions, any of which would have a negative effect on our business and operating results.

Although the results of litigation and claims cannot be predicted with certainty, we do not believe that the final outcome of any matter that we currently face will have a material adverse effect on our business. However, there can be no assurance that our expectations will prove correct, and even if these matters are not resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or, resolve them, could harm our business, our operating results, our reputation or the market price of our common stock.

If we do not continue to attract new customers, or if existing customers do not renew their subscriptions, renew on less favorable terms, or fail to purchase additional solutions, we may not achieve our revenue projections, and our operating results would be harmed.

In order to grow our business, we must continually attract new customers, sell additional solutions to existing customers and reduce the level of non-renewals in our business. Our ability to do so depends in large part on the success of our sales and marketing efforts. We do not typically enter into long-term contracts with our customers, and even when we do, they can generally terminate their relationship with us. We have limited historical data with respect to rates of customer renewals, upgrades and expansions, so we may not accurately predict future trends for any of these metrics. Furthermore, unlike traditional software companies, the nature of our products and solutions is such that customers may decide to terminate or not renew their agreements with us without causing significant disruptions to their own businesses.

The rate at which we expand our customer base or increase our customers’ renewal rates may decline or fluctuate because of several factors, including the prices of our solutions, the prices of products and services offered by our competitors, reduced hiring by our customers or reductions in their hiring or marketing spending levels due to macroeconomic or other factors and the efficacy and cost-effectiveness of our solutions. If we do not attract new customers or if our customers do not renew their agreements for our solutions, renew on less-favourable terms, or do not purchase additional functionality or offerings, our revenue may grow more slowly than expected or decline.

Ultimately, attracting new customers and retaining existing customers requires that we continue to provide high quality solutions that our customers value. In particular, our content, products and services customers will discontinue their purchases of our solutions if we fail to effectively connect them with the talent they seek, and our premium subscribers will discontinue their subscriptions if they do not find the networking and business opportunities that they value.  We must continue to demonstrate to our customers that using our solutions and products are the most effective and cost-efficient way to maximize their business results. Even if our products and services are providing value to our customers, advertisers are sensitive to general economic downturns and reductions in consumer spending, among other events and trends, which generally results in reduced advertising expenditures and could adversely affect sales of our products and services. If we fail to provide high quality products and convince customers of our value proposition, we may not be able to retain existing customers or attract new customers, which would harm our business and operating results.

Because we recognize most of the revenue from our content, products and services and our premium subscriptions over the term of the agreement, a significant downturn in these businesses may not be immediately reflected in our operating results.

We recognize revenue from sales of our content, products and services and premium subscriptions over the terms of the agreements, which is typically 12 months. As a result, a significant portion of the revenue we report in each quarter is generated from agreements entered into during previous quarters. Consequently, a decline in new or renewed agreements in any one quarter may not significantly impact our revenue in that quarter but will negatively affect our revenue in future quarters. In addition, we may be unable to adjust our fixed costs in response to reduced revenue. Accordingly, the effect of significant declines in the sales of these offerings may not be reflected in our short-term results of operations.

We depend on world class talent to grow and operate our business, and if we are unable to hire, retain and motivate our personnel, we may not be able to grow effectively.

Our future success will depend upon our continued ability to identify, hire, develop, motivate and retain world class talent. Our ability to execute efficiently is dependent upon contributions from all of our employees, in particular our senior management team. Key institutional knowledge remains with a small group of long-term employees and directors whom we may not be able to retain. We may not be able to retain the services of any of our long-term employees or other members of senior management in the future. We do not have employment agreements other than offer letters with any key employee, and we do not maintain key person life insurance for any employee. In addition, from time to time, there may be changes in our senior management team that may be disruptive to our business. If our senior management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed.

Our growth strategy also depends on our ability to expand and retain our organization with world class talent. Identifying, recruiting, training and integrating qualified individuals will require significant time, expense and attention. In addition to hiring new employees, we must continue to focus on retaining our best talent. Competition for these resources is intense, particularly in the San Francisco Bay Area, where our headquarters is located. If we are not able to effectively increase and retain our talent, our ability to achieve our strategic objectives will be adversely impacted, and our business will be harmed.

We believe that our culture and acquisitive nature has the potential to be a key contributor to our success.  We expect to continue to hire aggressively as we expand, especially in field sales and internationally. If we do not continue to develop our corporate culture as we grow and evolve, including maintaining our culture of transparency with our employees, it could harm our ability to foster the innovation, creativity and teamwork we believe we need to support our growth.

Many individuals are using devices other than personal computers to access the Internet. If members of these devices do not widely adopt solutions we develop for these devices, our business could be adversely affected.

The number of people who access the Internet through devices other than personal computers, including mobile telephones, personal digital assistants, smart phones and handheld tablets or computers, has increased dramatically in the past few years and is projected to continue to increase. If we are unable to develop mobile solutions to meet the needs of our members, our business could suffer. Additionally, as new devices and new platforms are continually being released, it is difficult to predict the problems we may encounter in developing versions of our solutions for use on these alternative devices, and we may need to devote significant resources to the creation, support, and maintenance of such devices.

Enterprises or organizations, including governmental agencies, may restrict access to our website, which could lead to the loss or slowing of growth in our member base or the level of member engagement.

Our solutions depend on the ability of our members to access the Internet and our website. Enterprises or professional organizations, including governmental agencies, could block access to our website or the Internet generally for a number of reasons such as security or confidentiality concerns or regulatory reasons, or they may adopt policies that prohibit listing the employers’ names on the employees’ EFactor profiles in order to minimize the risk that employees will be contacted and hired by other employers. For example, the government of the People’s Republic of China previously blocked access to our site in China for a short period of time. We cannot assure you that the Chinese government will not block access to one or more of our features and products or our entire site in China for a longer period of time or permanently. If these entities block or limit access to our website or adopt policies restricting our members from providing us with accurate and up-to-date information, the value of our network could be negatively impacted, which would adversely affect our ability to offer compelling hiring and products and services and subscriptions to our members, enterprises, entrepreneurial organizations and customers.

If Internet search engines’ methodologies are modified or our search result page rankings decline for other reasons, our member engagement could decline.

We depend in part on various Internet search engines, such as Google, Bing and Yahoo!, to direct a significant amount of traffic to our website. Our ability to maintain the number of visitors directed to our website is not entirely within our control. Our competitors’ search engine optimization, or SEO, efforts may result in their websites receiving a higher search result page ranking than ours, or Internet search engines could revise their methodologies in an attempt to improve their search results, which could adversely affect the placement of our search result page ranking. If search engine companies modify their search algorithms in ways that are detrimental to our new user growth or in ways that make it harder for our members to use our website, or if our competitors’ SEO efforts are more successful than ours, overall growth in our member base could slow, member engagement could decrease, and we could lose existing members. These modifications may be prompted by search engine companies entering the online entrepreneurial networking market or aligning with competitors. Our website has experienced fluctuations in search result rankings in the past, and we anticipate similar fluctuations in the future. Any reduction in the number of members directed to our website would harm our business and operating results.

Our growth depends in part on the success of our strategic relationships with third parties.

We anticipate that we will continue to depend on relationships with various third parties, including technology and content providers to grow our business. Identifying, negotiating and documenting relationships with third parties require significant time and resources, as does integrating third-party content and technology. Our agreements with technology and content providers and similar third parties are typically non-exclusive and do not prohibit them from working with our competitors or from offering competing services. Our competitors may be effective in providing incentives to these parties to favour their solutions or may prevent us from developing strategic relationships with these parties. In addition, these third parties may not perform as expected under our agreements with them, and we have had, and may in the future have, disagreements or disputes with these parties, which could negatively affect our brand and reputation. It is possible that these third parties may not be able to devote the resources we expect to the relationship. If we are unsuccessful in establishing or maintaining our relationships with these third parties, our ability to compete in the marketplace or to grow our revenue could be impaired, and our operating results would suffer. Even if we are successful, these relationships may not result in improved operating results.

If currency exchange rates fluctuate substantially in the future, the results of our operations, which are reported in U.S. dollars, could be adversely affected.

As we continue to expand our international operations, we become more exposed to the effects of fluctuations in currency exchange rates. We incur expenses for employee compensation and other operating expenses at our non-U.S. locations in the local currency, and an increasing percentage of our international revenue is from customers who pay us in currencies other than the U.S. dollar. Fluctuations in the exchange rates between the U.S. dollar and those other currencies could result in the dollar equivalent of such expenses being higher and/or the dollar equivalent of such foreign-denominated revenue being lower than would be the case if exchange rates were stable. This has resulted in losses on foreign currency exchange in the past and could have a negative impact on our reported operating results. To date, we have not engaged in any hedging strategies, and any such strategies, such as forward contracts, options and foreign exchange swaps related to transaction exposures that we may implement to mitigate this risk may not eliminate our exposure to foreign exchange fluctuations.

The intended tax benefits of our corporate structure and intercompany arrangements depend on the application of the tax laws of various jurisdictions and on how we operate our business.

Our corporate structure and intercompany arrangements, including the manner in which we develop and use our intellectual property and the transfer pricing of our intercompany transactions, are intended to reduce our worldwide effective tax rate. The application of the tax laws of various jurisdictions, including the United States, to our international business activities is subject to interpretation and depends on our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for valuing developed technology or intercompany arrangements, including our transfer pricing, or determine that the manner in which we operate our business does not achieve the intended tax consequences, which could increase our worldwide effective tax rate and harm our financial position and results of operations.

The enactment of legislation implementing changes in the U.S. taxation of international business activities or the adoption of other tax reform policies could materially impact our financial position and results of operations.

The current administration has made public statements indicating that it has made international tax reform a priority, and key members of the U.S. Congress have conducted hearings and proposed new legislation. Changes to U.S. tax laws, including limitations on the ability of taxpayers to claim and utilize foreign tax credits and the deferral of certain tax deductions until earnings outside of the United States are repatriated to the United States, as well as changes to U.S. tax laws that may be enacted in the future, could impact the tax treatment of our foreign earnings. Due to the large and expanding scale of our international business activities, any changes in the U.S. taxation of such activities may increase our worldwide effective tax rate and harm our financial position and results of operations.

We will require additional capital it might not be available on acceptable terms, if at all.

To date, we have only generated limited revenues and we have minimal cash liquidity or capital resources.  Our future capital requirements will depend on many factors, including our ability to develop our intellectual property, our ability to generate positive cash flow from operations, and the effect of competing market developments. We will require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favourable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.

If we are unable to meet our future capital needs, we may be required to reduce or curtail operations.

To date, we have relied on funding from investors to fund operations, and we have generated limited revenue.  We have limited cash liquidity and capital resources.  Our future capital requirements will depend on many factors, including our ability to develop our intellectual property successfully, our ability to generate positive cash flow from operations, and our ability to obtain financing in the capital markets.  Our business plan requires substantial additional funding beyond our anticipated cash flow from operations. We currently have no specific plans or arrangements for other financing and we intend to raise funds through private placements, public offerings, or other financings.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of December 31, 2012 have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our need to obtain additional financing and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. We are continually evaluating opportunities to raise additional funds through public or private equity financings, as well as evaluating prospective business partners, and will continue to do so. However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

Risks Related to Ownership of Our Common Stock

Our Articles of Incorporation authorize our board of directors to issue new series of preferred stock that may have the effect of delaying or preventing a change of control, which could adversely affect the value of your shares.

Our articles of incorporation provide that our board of directors is authorized to issue from time to time, without further stockholder approval, up to 10,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, rights of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our common stock with respect to dividends and liquidation rights. We may issue additional preferred stock in ways that may delay, defer or prevent a change of control of our company without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our common stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.

Our Articles of Incorporation limits the liability of members of the Board of Directors.

Our Articles of Incorporation limits the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions, to the fullest extent allowed. We are organized under Nevada law.  Accordingly, except in limited circumstances, our directors will not be liable to our stockholders for breach of their fiduciary duties.

Provisions of our Articles of Incorporation, bylaws and Nevada corporate law have anti-takeover effects.

Some provisions in our Articles of Incorporation and bylaws could delay or prevent a change in control of us, even if that change might be beneficial to our stockholders.  Our Articles of Incorporation and bylaws contain provisions that might make acquiring control of us difficult, including provisions limiting rights to call special meetings of stockholders and regulating the ability of our stockholders to nominate directors for election at annual meetings of our stockholders.  In addition, our board of directors has the authority, without further approval of our stockholders, to issue common stock having such rights, preferences and privileges as the board of directors may determine.  Any such issuance of common stock could, under some circumstances, have the effect of delaying or preventing a change in control of us and might adversely affect the rights of holders of common stock.

In addition, we are subject to Nevada statutes regulating business combinations, takeovers and control share acquisitions, which might also hinder or delay a change in control of us. Anti-takeover provisions in our certificate of incorporation and bylaws, anti-takeover provisions that could be included in the common stock when issued and the Nevada statutes regulating business combinations, takeovers and control share acquisitions can depress the market price of our securities and can limit the stockholders’ ability to receive a premium on their shares by discouraging takeover and tender offer bids, even if such events could be viewed by our shareholders or others as beneficial transactions.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop.  This could adversely affect our shareholders’ ability to sell our common stock in short time periods or possibly at all.  Our common stock has experienced and is likely to continue to experience significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance.  Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends; announcements of developments related to our business; fluctuations in our operating results; announcements of technological innovations, new products, or enhancements by us or our competitors; general conditions in the U.S. and/or global economies; developments in patents or other intellectual property rights; and developments in our relationships with our customers and suppliers.  Substantial fluctuations in our stock price could significantly reduce the price of our stock.

Our common stock is traded on OTC Markets, which may make it more difficult for investors to resell their shares due to suitability requirements.

Our common stock is currently traded on OTC Markets on the “OTCQB” tier, but we believe we will move to the OTC Bulletin Board in the near future, and possibly, eventually, to a higher exchange.  Broker-dealers often decline to trade in OTCQB stocks given that the market for such securities is often limited, the stocks are often more volatile, and the risk to investors is often greater.  In addition, OTCQB stocks are often not eligible to be purchased by mutual funds and other institutional investors.  These factors may reduce the potential market for our common stock by reducing the number of potential investors.  This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares.  This could cause our stock price to decline.

The forward looking statements contained in this filing may prove incorrect.

This filing contains certain forward-looking statements, including among others:  (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for developing products based on our intellectual property; and (iii) our ability to distinguish ourselves from our current and future competitors.  These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties.  Actual results could differ materially from these forward-looking statements.  In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the wound care industry; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace.  In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Filing will, in fact, transpire.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.”  Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock.  We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional brands, or by establishing strategic relationships with targeted customers and suppliers.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of its securities.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•

variations in our operating results and market conditions specific to Social Media Industry companies;

•

changes in financial estimates or recommendations by securities analysts;

•

announcements of innovations or new products or services by us or our competitors;

•

the emergence of new competitors;

•

operating and market price performance of other companies that investors deem comparable;

•

changes in our board or management;

•

sales or purchases of our common stock by insiders;

•

commencement of, or involvement in, litigation;

•

changes in governmental regulations; and

•

general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experience a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our shares of common stock become a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

Compliance with rules and regulations concerning corporate governance may be costly, which could harm our business.

We will continue to incur significant legal, accounting and other expenses to comply with regulatory requirements. The Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission has required and will require us to make changes in our corporate governance, public disclosure and compliance practices. In addition, we have incurred significant costs and will continue to incur costs in connection with ensuring that we are in compliance with rules promulgated by the Securities and Exchange Commission regarding internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Compliance with these rules and regulations has increased our legal and financial compliance costs, which have had, and may continue to have, an adverse effect on our profitability.

Our internal financial reporting procedures are still being developed.  We will need to allocate significant resources to meet applicable internal financial reporting standards.

We have adopted disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we submit under the Securities Exchange Act of 1934, as amended, are recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act are accumulated and communicated to management, including principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. We are taking steps to develop and adopt appropriate disclosure controls and procedures.

These efforts require significant time and resources.  If we are unable to establish appropriate internal financial reporting controls and procedures, our reported financial information may be inaccurate and we will encounter difficulties in the audit or review of our financial statements by our independent auditors, which in turn may have material adverse effects on our ability to prepare financial statements in accordance with generally accepted accounting principles in the United States of America and to comply with SEC reporting obligations.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

We are subject to Section 404 of the Sarbanes-Oxley Act of 2002.  Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, in connection with, Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 5 (“AS 5”) which requires annual management assessments of the effectiveness of our internal controls over financial reporting.  Although we intend to augment our internal control procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

Our management, including our chief executive officer and principal financial officer, does not expect that our internal controls over financial reporting will prevent all errors and all fraud.  A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met.  Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs.  Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud involving a company have been, or will be, detected.  The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become ineffective because of changes in conditions or deterioration in the degree of compliance with policies or procedures.  Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.  We cannot assure you that we or our independent registered public accounting firm will not identify a material weakness in our internal controls in the future.  A material weakness in our internal controls over financial reporting would require management and our independent registered public accounting firm to consider our internal controls as ineffective.  If our internal controls over financial reporting are not considered effective, we may experience a loss of public confidence, which could have an adverse effect on our business and on the market price of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The financial data for the years ended December 31, 2012 and 2011 discussed below is derived from the audited financial statements of EFactor. The audited financial statements of EFactor for fiscal 2012 and 2011 are prepared and presented in accordance with generally accepted accounting principles in the United States.  The financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes of EFactor contained elsewhere herein. The financial statements contained elsewhere fully represent EFactor’s financial condition and operations; however, they are not indicative of our future performance.

Factors Affecting Results of Operations

The Company is currently monitoring; visitors, unique visitors to the site, page views, pages per visit, and percent bounce rate and new visits. We believe that these are critical drivers at this stage of our business development. The current trend for this over the last six months compared to the six months previously is listed below:

	2012-01	2012-02	2012-03	2012-04	2012-05	2012-06
Visits	714,604	702,044	762,512	781,481	749,231	809,343
Unique Visitors	543,133	435,001	452,748	539,922	521,872	494,751
Page views	1,340,268	1,997,931	2,009,375	1,837,579	1,754,506	1,672,730
Pages per Visit	1.88	2.85	2.64	2.35	2.34	2.07
Bounce Rate	56.50%	43.57%	45.99%	42.36%	51.05%	61.75%
% of New Visits	71.38%	55.38%	52.11%	64.15%	65.01%	56.50%

	2013-01	2013-02	2013-03	2013-04	2013-05	2013-06
Visits	1,589,924	1,456,186	1,422,937	1,616,024	1,464,232	1,652,522
Unique Visitors	664,304	560,630	809,985	921,019	812,107	932,409
Page views	7,042,860	5,980,918	5,051,689	5,938,697	5,675,292	5,338,941
Pages per Visit	4.43	4.11	3.55	3.67	3.88	3.23
Bounce Rate	21.76%	23.38%	29.50%	21.18%	16.80%	15.39%
% of New Visits	36.76%	32.13%	51.55%	52.59%	50.18%	51.21%

Historically, our operating expenses have exceeded our revenues resulting in net losses of $4.1 million and $3.4 million for the fiscal years ending December 31, 2012 and 2011, respectively. In each of these periods, our operating expenses consisted primarily of the following:

•

Cost of revenue, which consists primarily of the cost of services including applied labor costs and benefits expenses, maintenance, facilities and other operating costs associated with our revenues;

•

Salaries and wages, which consist primarily of common stock and cash, issued for services; and

•

General and administrative expenses, which consist primarily of office rent and other administrative costs including professional fees.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.  On an ongoing basis, we evaluate our estimates, including those related to uncollectible receivables, inventory valuation, deferred compensation and contingencies.  We base our estimates on historical performance and on various other assumptions that we believe to be reasonable under the circumstances.  These estimates allow us to make judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

We believe the following accounting policies are our critical accounting policies because they are important to the portrayal of our financial condition and results of operations and they require critical management judgments and estimates about matters that may be uncertain.  If actual results or events differ materially from those contemplated by us in making these estimates, our reported financial condition and results of operations for future periods could be materially affected.

Revenue Recognition

Revenues are presented net of discounts. In general, we recognize revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Where arrangements have multiple elements, revenue is allocated to the elements based on the relative selling price method and revenue is recognized based on our policy for each respective element. We generate revenue primarily from sales of the following services:

Member Fees —We hold a variety of networking and informational events for its members and sell various membership packages to customers that allow users to have access to premium services via the EFactor website. Revenue from member services is recognized ratably over the contractual period, generally from one to 12 months.

Sponsorships - We generate revenues from Sponsors in a variety of ways. Sponsors can gain exposure to our members, either through placement or short write-ups in newsletters, on event invitations or by participating as a sponsor at one of our events where a Sponsor may provide access to its products or service (booth/stall) or by being a speaker or panelist at an event that fits in their industry. This revenue is recognized over the specific event timeline, which varies from a single day event or a longer-term promotional event over a series of weeks.

Advisory Services —We promote and make available advisory and consulting services to members for the purpose of support, introduction guidance and general mentoring of members in their pursuit of their entrepreneurial objectives, for which fees are charged.

These revenues are recorded when services for the transactions are determined to be concluded, generally as set forth under the terms of the engagement or when the sundry milestones have been completed after the defined services are performed. Transaction-related expenses, primarily consisting of costs directly associated with the transaction, are deferred and recognized in the same period as the transaction revenue.

Amounts billed or collected in excess of revenue recognized are recorded as deferred revenue.  The table below sets forth the amount of revenues EFactor has recognized under each of these methods for the fiscal years ended December 31, 2012 and 2011section

Twelve month period ended December 31,	2012	2011

Member Services	67,632	90,087
Sponsorships	182,670	9,171
Advisory Services	10,409	65,922
	247,340	165,180

Stock-Based Compensation

We plan to record stock-based compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. We use the Black-Scholes option-pricing model to estimate the fair value of the stock option grants. This valuation model for stock-based compensation expense requires us to make assumptions and judgments about variables used in the calculation, including the fair value of our common stock, the expected term (the period of time the options granted are expected to be outstanding), the volatility of our stock, a risk-free interest rate, and dividends. We plan to use the simplified calculation of expected term described in SEC Staff Accounting Bulletin No. 107, Share-Based Payment, and volatility based on an average of the historical volatilities of similar companies, as we do not have a history of a publicly traded stock price. The risk-free interest rate for the expected term of the options will be based on the U.S. Treasury yield curve in effect at the time of the grant. See note 8 to the footnotes of our financial statements for the years ended December 31, 2012 and 2011 on the valuation of the options issued.

Results of Operations

Results of Operations for Year ended December 31, 2012 compared to Year ended December 31, 2011

	For the Years Ended December 31,
	2012	2011

Revenues	$309,607	$165,180
Operating expenses
Cost of revenue	134,211	114,865
Sales and marketing	344,517	81,821
Product development	633	195,552
General and administrative	3,287,113	2,904,100
Depreciation and amortization	368,610	271,488
Total operating expenses	4,135,084	3,567,826
Loss from operations	(3,825,477)	(3,402,646)
Other income (expense):
Interest expense	(297,684)	(28,722)
Loss on sale of asset	-	(1,947)
Other income	12,011	-
Total other income (expense), net	(36,083)	(30,669)
Net loss	$(4,111,151)	$(3,433,315)

Summary of Results of Operations

Operating Loss; Net Loss

Our net loss increased to $(4,111,151) from $(3,433,315), for the fiscal year ended December 31, 2012 compared to December 31, 2011. The significant increase in operating loss and net loss compared to the prior year period is primarily a result of a non-cash expenditure of $1,497,281 for common stock issued for performance related services which is issued at fair market value to key personnel. As we grow we need to continue to attract top-notch personnel and the use of our equities securities as compensation has help reduce the demand for cash to secure the employment of key personnel.

Revenue

Our revenue from the fiscal year ended December 31, 2012 was $309,607 compared to $165,180 for the fiscal year ended December 31, 2011.  All of our revenue was derived from member payments, event fees, annual event packages, mentoring and advisory fees, sponsorships and revenue shares with strategic partners.

During the fiscal year ended December 31, 2012 we launched our VIP membership, a premium membership that allows members to get discounts on webinars, events and our library of content (Knowledge). We will continue to add value to the VIP membership and have marketing campaigns on a regular basis amongst our growing member-base to increase the number of VIP members. We see such premium memberships as a potential substantial growth area for revenue. In addition to the VIP premium membership, we intend to launch additional premium memberships (all on a recurring revenue bass) such an ESpace premium membership during 2013 to provide flexible office locations for our members.

We intend to add other premium membership services going forward based on products and services our acquired companies can offer specifically to our members in the coming year.

Our mentoring and advisory fees are derived through EMentoring - our online/offline mentoring service that will be extended in the coming year as well as Sponsorships from companies that wish to gain exposure to our membership base. Sponsorship can be for a specific event or series of events or to gain placement in our newsletters or on the site. We have thus far not engaged any "traditional" advertising on our site such as banners or pop-ups. We will add some retargeted advertising in 2013 assuming we receive the additional working capital we need. We do not intend to have blatant advertising on our site.

The EQmentor revenue of $136,563 is classified under the “Advisory Services” and the MCC International revenue of $42,195is presented under “Public Relations”. In those two categories there is not any EFactor member revenue. During the first quarter EQmentor and MCC did not generate any revenue from “cross selling” of services to our members. The revenues generated are entirely sales derived customers acquired in the two acquisitions.

EQmentor is an online professional development company that provides working professionals 24/7 access to a custom-matched mentor, a global cross-industry peer community, and repositories of knowledge to empower high performance in the workplace. EQmentor certifies its mentors from around the world, and from most industries and vocations. These mentors are typically of the Baby Boomer generation or retirees, have had successful professional careers, and are genuinely and intrinsically, interested in mentoring others. Mentors work asynchronously and online, allowing EQmentor to recruit the best mentors for each mentee.

MCC International is a Public Relations and Communications agency, founded in 1988. The agency promotes high and emerging technology and science companies, as well as professional service organizations, from entrepreneur start-ups and spin-offs to global consumer brands. MCC has the ability to deliver a full marketing mix to its clients: blogging, copywriting, email and banner campaigns, multimedia productions, print and design material, SEO strategies, social media, TV and radio campaigns and website design.

Another source of revenue during the period came from a sponsorship agreement with Guangling Government, the Business District of Yangzhou in the People's Government of China. The Guangling Business District sponsored our "Made for China" Business Plan Competition of which the final was held in Yangzhou in March 2012. The competition engaged 218 business plans submitted by students from Stanford, Berkeley, MIT and Harvard who competed against teams from two main universities in Beijing and Shanghai. The competition was very well received and widely covered in the press. Further to this initial “Made for China” competition, a new contract was awarded to EFactor to hold the same competition in late 2013, which should result in growth in the number of EFactor members.

Operating Expenses

Our operating expenses increased by $567,258, to $4,135,084 for the fiscal year ended December 31, 2012, from $3,567,826 for the fiscal year ended December 31, 2011, primarily due to non-cash charges related to stock issue for performance related services. This non-cash increase rests largely with the need to expand our management team. As we are a fast growing organization, we need to attract key personnel. In the competitive environment of the social media industry, equity is one key benefit that a company may offer to the right person(s). To pay higher salaries in cash would impinge on our cash flow and as such is not a suitable option. In addition, we feel that it also has the added advantage that such personnel has “skin in the game” and is invested in the business and its success. Next to salaried personnel, we continue to work with independent contractors, many of which also receive part of their remuneration in equity in order for us to have access to the right skills for the right areas of growth for the business.

Interest Income/Expense; Net

Interest expense increased to $297,684 for the fiscal year ended December 31, 2012, compared to $28,722 for the fiscal year ended December 31, 2011.  In the twelve months ended December 31, 2012 our interest expenses includes interest on its notes payable issued in order to meet our capital and operating requirements.  These notes are converted to equity where possible and/or have been repaid. We foresee meeting all outstanding notes subject to the raising further capital and increasing revenues over the course of the next 18 months.

Liquidity and Capital Resources

Introduction

The current cash position of the Company is a mere $15,000, however, the Company on June 11th entered into a $750,000 Bridge Financing agreement with an accredited investor whereas it provides a line of Credit to the Company for its working capital requirements.  The Company currently has drawn down $300,000 of the $750,000 available amount.

The Company has been able to satisfy short term needs through the sale of securities to individual accredited investors, over the past year. Even though management has had success in the past in generating funds from these sundry sources of capital, there can be no assurance or certainties that we will be successful in procuring these types of proceeds in the future.

We expect to expend approximately $285,000 in connection with development of our website and the expansion of our business.  In addition, to strengthen its ability to generate higher revenues and profitability EFactor is acquiring strategically complementary business to significantly build its membership base and product/service offerings.  The targeted businesses are either producing cash or sufficiently close to breakeven in order to not increase EFactor's burn rate.  Additionally, the Company is closely controlling its costs as revenues are building.

To secure its long term objectives for growth and profitability the Company is in active discussions with respected investment banking firms to assist the Company in its long-term strategies.   The Company believes it will require approximately $10 million dollars as an interim step in achieving its mid- term goals of which $2.5 million will be utilized in solidifying its current business. There can be no assurance that we will be able to achieve this type of capital raise.

Liquidity and Capital Resources for Fiscal Year ended December 31, 2012 compared to the Fiscal Year ended December 31, 2011

During the fiscal year ended December 31, 2012 and 2011, because of our operating losses, we did not generate positive operating cash flows.  Our cash on hand as of December 31, 2012 was $46,870 and our monthly cash flow burn rate is approximately $96,000, excluding professional fees and consultants on an as needs basis.  As a result, we have significant short-term cash needs.  These needs historically have been satisfied through proceeds from the sales of our securities and/or issuance of promissory notes.  We are expecting to reduce the need for such short term financing as we continue to build our revenues through both acquisitions and organic growth. (See “Cash Requirements” below).

Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2012 compared to December 31, 2011, respectively, are as follows:

	December 31, 2012	December 31, 2011	Change

Cash	$46,870	$11,259	$35,611
Total Current Assets	82,321	28,499	53,822
Total Assets	2,555,511	529,672	2,025,839
Total Current Liabilities	2,288,366	708,557	1,579,809
Total Liabilities	$2,306,910	$755,902	$1,551,008

Our current assets increased by $53,822 as of December 31, 2012 as compared to December 31, 2011.  The increase in our total assets between the two periods was primarily attributed to an increase in cash on hand along with an increase in prepaid debt related fees associated some the notes that were issued during this period of time. Another component of our assets is our website capitalization. We continue to develop and build new software and add new functionality to fulfill the needs of our members and the changes in the social media industry. Over the course of 2012, we built and launched an improved "matching" algorithm directly allowing members to create stronger connections with other members based on mutual interest and skills. We also created and launched “help me, help you” functionality -- allowing peer-to-peer collaboration and engagement between members.

Our current liabilities increased by $1,579,809, as of December 31, 2012 as compared to December 31, 2011.  A large portion of this increase was due to the operating line of credit assumed in the EQmentor transaction, an increase in Notes Payable as we required added capital and an increase in accounts payable as we continue to grow our business and add new services and products.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources.  There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

We had cash available as of December 31, 2012 of $46,870 and $11,259 on December 31, 2011.  Based on our revenues, cash on hand and current monthly burn rate, around $96,000, excluding professional fees and consultants on an as needs basis, we will need to continue borrowing from our shareholders and other related parties, and/or raise money from the sales of our securities, to fund operations.

To strengthen its ability to generate higher revenues and profitability EFactor is acquiring strategically complementary business to significantly build its membership base and product/service offerings. The targeted business are either producing cash or sufficiently close to breakeven in order to not increase EFactor's burn rate. Additionally, the Company is closely controlling its costs as revenues are building.

Sources and Uses of Cash

Operations

We had net cash used in operating activities of $(1,725,540) for the fiscal year ended December 31, 2012, as compared to $1,194,810 for the fiscal year ended December 31, 2011.  For the period in 2012, the net cash used was primarily used to fund our growth such as the additional office space, hiring of new personnel (although part of this cost was in stock and thus did not affect our cash), continued development of the website, increase in the number of events and investment in systems associated with running our new webinar series which we commenced in 2012. Thus net cash used in operating activities consisted primarily of our net loss of $4,111,150, offset by common stock issued for services $1,124,042, depreciation of $369,296 which was for of our website, and accounts payable $318,181.

Investments

We had net cash used in investing activities of $208,748 for the fiscal year ended December 31, 2012 compared to $273,418 for the fiscal year ended December 31, 2011.  In the fiscal year ended December 31, 2012 the net cash provided by investing activities related to expenditures associated with building our website and increasing in the infrastructure and architecture needed to support the growth in the member base. We expanded our range of servers. In 2013 we will look to move our entire server set to the Cloud ensuring a cost saving per month.

Financing

Our net cash provided by financing activities for the fiscal year ended December 31, 2012 was $1,969,899, compared to $1,478,755 for the fiscal year ended December 31, 2011. For the period in 2012, our financing activities consisted primary of $834,619 in proceeds from notes payable, $204,800 in proceeds from related party note payables and $934,734 in proceeds from common stock, offset by $4,254 in repayment of debt. For the period in 2011, our financing activities consisted of $1, 478,755. $1,291,757 developed by proceeds from issuance of common stock, $208,370 in proceeds from notes payable, offset by $21,372 in repayment of debt.

Capital Expenditures

We expect to expend approximately $285,000 in connection with development of our website and the expansion of our business.

Fiscal year end

Our fiscal year, and that of our subsidiaries, is December 31st.

Going Concern

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements for our fiscal year ended December 31, 2012. We had a deficit accumulated of $11,976,634 and $7,625,730 at December 31, 2012 and December 31, 2011, respectively, and had a net loss of $4,111,151 for the fiscal year ending December 31, 2012 and $3,433,315 for the fiscal year ended December 31, 2011, and net cash used in operating activities of $1,725,540 for the fiscal year ending December 31, 2012 and $1,194,810 for the fiscal year ended December 31, 2011, with $309,607 and $165,180 in revenue earned during the fiscal year ended December 31, 2012 and year ended December 31, 2011, respectively.

While we are attempting to increase revenues, our cash position may not be significant enough to support our daily operations.  Our management intends to raise additional funds by way of a public or private offering.  Our management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for us to continue as a going concern.  While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect.

Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Off-Balance Sheet Arrangements

As of December 31, 2012, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

•

a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

•

liquidity or market risk support to such entity for such assets;

•

an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

•

an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to the Company, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with the Company.

Inflation

Management believes that inflation has not had a material effect on our results of operations.

Impact of Share Issuance to EFactor Shareholders as a Result of Exchange Agreement and Other Factors

Immediately prior to closing the transaction contemplated by the Exchange Agreement, SDI shareholders owned 33,458,880 shares of SDI common stock, which represented 100% of the SDI outstanding voting securities. Immediately upon the closing of the transaction contemplated by the Exchange Agreement, the SDI shareholders owned 33,458,880 shares of SDI common stock, which represented 35.8% of the SDI outstanding common stock and 15.3% of the SDI outstanding voting rights. Assuming the completion of the contemplated 1-for-40 reverse stock split, the SDI shareholders will own approximately 836,472 shares of the SDI common stock which will represent approximately 2.2% of the SDI outstanding common stock and less than 1% of the SDI outstanding voting rights after giving effect to (i) the issuance of the approximately 22,231,155 additional shares of SDI’s common stock to the 20 EFactor shareholder, and (ii) the automatic conversion of 2,500,000 shares of Series A Convertible Preferred Stock into approximately 13,086,222  shares of SDI Common Stock. Therefore, after the completion of all the contemplated transactions under the Exchange Agreement, the SDI shareholders that owned 100% of the SDI outstanding common stock and voting rights prior to the transaction will own approximately 2.2% and less than 1%, of the outstanding common stock and voting right respectively.

DESCRIPTION OF PROPERTY

Our facilities are listed in the following table. All facilities leased from non-affiliated lessors. Management believes that these properties are adequate for our current operational needs. We are of the opinion that all properties are well maintained and appropriately insured.

Location	Term of Lease	Approximate Sq. Ft.	Monthly Payment
424 Clay Street, San Francisco CA 94111 U.S.	Thru 3/31/13	2,000	US$2,950
Office Pacifica, Horizon West, 365 Talbot Avenue, T8, CA 94044 U.S.	Thru 4/15/13	1,000	US$2,129
20901 Torrence Chapel Rd, Suite 101, Cornelius, NC, 28031 U.S.	Month to Month	2,021	US$1,700

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 9, 2013, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Common Stock

Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	Pre-Split No. of Shares(1)		Percent of Class (Pre-Split) (1)	Post-Split No of Shares(6)	Percent of Class (Post-Split)(6)

Adriaan Reinders (3)	President, CEO and Director	0	(4)	0%(4)	6,453,111(7)	17.3%

Marion Freijsen (3)	COO and Director	0	(5)	0%(5)	6,453,111(8)	17.3%

James E. Solomon (3)	Director	1,082,012		1.4%	508,138(9)	1.4%

Thomas Trainer (3)	Director	1,013,128		1.3%	475,788(10)	1.3%

Roeland Reinders Prinsen Gracht 716 1018 JW Amsterdam The Netherlands	5% Shareholder	13,328,920		11.76%	6,259,569(11)	16.8%

DASPV PTE LTD Tenby House, Essex Rd. Watford WD174EP United Kingdom	5% Shareholder	7,849,975		6.92%	3,686,530(12)	9.9%

All Officers and Directors as a Group (4 persons)		2,095,140	(4)(5)	2.2%	13,890,148	37.2%

(1)

As of May 9, 2013, there were 93,458,880 shares of common stock outstanding (pre-prospective split).  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)

Unless indicated otherwise, the address of the shareholder is 424 Clay Street, San Francisco, CA 94111.

(3)

Indicates an officer and/or director of the Company.

(4)

Does not include 2,500,000 shares of our Series A Convertible Preferred Stock owned by Mr. Reinders since such shares are dealt with the below table showing ownership of our Series A Convertible Preferred Stock.

(5)

Does not include 2,500,000 shares of our Series A Convertible Preferred Stock owned by Ms. Freijsen since such shares are dealt with the below table showing ownership of our Series A Convertible Preferred Stock.

(6)

SDI is contemplating a 1-for-40 reverse stock split.  These two columns reflect the post-split numbers based on 37,363,650 shares of our common stock outstanding after the prospective reverse stock split (93,458,880 shares pre-split into 2,336,472 shares of common stock post-split), plus the automatic conversion of 2,500,000 shares Series A Convertible Preferred Shares into 12,906,222 shares of common stock, plus 22,120,956 additional shares of our common stock to be issued to the 20 holders of EFactor common stock under the Exchange Agreement.

(7)

Includes 6,453,111 shares of our common stock from the 1,250,000 shares of Series A Convertible Preferred Stock owned by Mr. Reinders, which automatically converted into our common stock after the prospective 1-for-40 reverse stock split.

(8)

Includes 6,453,111 shares of our common stock from the 1,250,000 shares of Series A Convertible Preferred Stock owned by Mr. Reinders, which automatically converted into our common stock after the prospective 1-for-40 reverse stock split.

(9)

Includes 1,082,012 shares of our common stock issued to Mr. Solomon pre-split, which will reduce to 27,050 shares as a result of the prospective stock split, plus an additional 481,087 post-split shares of our common stock to be issued to Mr. Solomon after the effect of a 40-for-1 reverse split.

(10)

Includes 1,013,128 shares of our common stock issued to Mr. Trainer pre-split, which will reduce to 25,328 shares as result of the prospective stock split, plus an additional 450,460 post-split shares of our common stock to be issued to Mr. Trainer after the effect of a 40-for-1 reverse split.

(11)

Includes 13,328,920 shares of our common stock issued to Mr. Roeland Reinders pre-split, which will reduce to 333,223 shares as a result of the prospective stock split, plus an additional 5,926,346 post-split shares of our common stock to be issued to Mr. Solomon after the effect of a 40-for-1 reverse split.

(12)

Includes 7,849,975 shares of our common stock issued to DASPV PTE Ltd. pre-split, which will reduce to 196,249 shares as a result of the prospective stock split, plus an additional 3,490,280 post-split shares of our common stock to be issued to Mr. Solomon after the effect of a 40-for-1 reverse split.

Series A Preferred Stock(1)

Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	No. of Pre-Split Shares		Percent of Total Voting Rights (Pre-Split)(6)	No. of Post-Split Shares(7)	Percent of Total Voting Rights (Post-Split)(7)

Adriaan Reinders (3)	President, CEO and Director	2,500,000	(4)	40.1%	1,250,000	37.8%

Marion Freijsen (3)	COO and Director	2,500,000	(5)	40.1%	1,250,000	37.8%

James E. Solomon (3)	Director	0		0%	0	0%

Thomas Trainer (3)	Director	0		0%	0	0%	0

All Officers and Directors as a Group (4 persons)		5,000,000	(4)(5)	57.2%	2,500,000	62.6%

(1)

As of May 9, 2013, there were 5,000,000 shares of Series A Convertible Preferred Stock outstanding.  Shares of Series A Preferred Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)

Unless indicated otherwise, the address of the shareholder is 424 Clay St., San Francisco, CA 91402.

(3)

Indicates an officer and/or director of the Company.

(4)

Includes 2,500,000 shares of our Series A Convertible Preferred Stock, able to vote at 25 votes per share, or a total of 62,500,000 additional votes on any matter brought before the holders of our common stock for a vote.

(5)

Includes 2,500,000 shares of our Series A Convertible Preferred Stock, able to vote at 25 votes per share, or a total of 62,500,000 additional votes on any matter brought before the holders of our common stock for a vote.  One-half of these shares are automatically converted into 6,453,111 after the Reverse Stock Split, leaving the remaining Series A Convertible Preferred Stock with 31,250,000 votes on any matter brought before the holders of our common stock for a vote.

(6)

Calculated based on 93,458,880 shares of common stock outstanding (pre-prospective split) with each share of Series A Preferred Stock having 25 votes per share.  The percentages for Mr. Reinders and Ms. Freijsen are calculated separately for their individual ownership and together for the percentage for all officers and directors together.

(7)

SDI is contemplating a 1-for-40 reverse stock split.  Upon effectiveness of the reverse stock split one-half of each holder’s shares of Series A Convertible Preferred Stock convert into 6,453,111 shares of our common stock after giving effect to the split.  The last column reflects the total voting rights of Mr. Reinders and Ms. Freijsen when combining their common stock ownership and Series A Preferred Stock ownership and factoring in the post-split numbers based on 37,363,650 shares of common stock outstanding after the prospective reverse stock split (93,458,880 shares pre-split into 2,336,472 shares of common stock post-split), plus the automatic conversion of 2,500,000 shares Series A Convertible Preferred Shares into 12,906,222 shares of common stock, plus 22,120,956 additional shares of our common stock to be issued to the 20 holders of EFactor common stock under the Exchange Agreement.

Change in Control

As a result of the Share Exchange with EFactor, certain EFactor shareholders were appointed to the Company’s board of directors and our sole officer and director resigned. The resignation of our existing director, and the appointment of new directors, which actions effect a change in the majority of our Board of Directors were effective with the close of the Share Exchange Agreement detailed herein. Regarding the changes to our Board of Directors, the following occurred February 11, 2013:

•

David S. Rector resigned from our Board of Directors;

•

Adriaan Reinders was appointed to our Board of Directors;

•

Marion Freijsen was appointed to our Board of Directors;

•

James Earl Solomon was appointed to our Board of Directors; and

•

Thomas Trainer was appointed to our Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company.  Our executive officers are elected annually by the Board of Directors.  The directors serve one-year terms until their successors are elected.  The executive officers serve terms of one year or until their death, resignation, or removal by the Board of Directors.  Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position(s)

Adriaan Reinders	68	President, Chief Executive Officer and Director

Marion Freijsen	50	Chief Operating Officer and Director

R. Nickolas Jones	33	Chief Financial Officer

James Earl Solomon	62	Director

Thomas Trainer	66	Director

Adriaan Reinders has launched numerous businesses from the ground-up, growing and selling them through all economic cycles. He has created multiple businesses through a roll-up strategy, the largest of which had 1,110 employees and was sold to British Telecom. He is the Co-Founder and Chief Executive Officer (CEO) of The E-Factor Corp., a global social network for entrepreneurs providing them with online and offline support regarding funding, business development, cost savings and knowledge Mr. Reinders oversees the daily operations of the company, and his responsibilities include locating funds for company expansion. Mr. Reinders is also the Co-Founder and until 2010 served as an Executive Board Member of OHM Inc., a sales consulting firm serving emerging technology companies. Further, he was a founder and served as the Acting Chief Executive Officer of Supply Chain Solutions B.V., a global business solutions firm specializing in supply chain management and software services for the U.S. pharmaceutical manufacturers and large European retailers. In 1989, Mr. Reinders founded Rijnhaave, a Netherlands information technology company specializing in systems integration, and subsequently executed six acquisition transactions in the Netherlands and the U.S. before selling the company to Syntegra, a subsidiary of British Telecom. In 1975, Mr. Reinders founded Microlife, a Netherlands information technology firm specializing in customer services and training for mainframe environments. Mr. Reinders’ extensive engagements include serving as a board member of the Kelley School of Business at the University of Indiana, the Executive Chairman of Artilium (a publicly held company), and a former Board Member of Global IT Division of British Telecom. He is also a frequent speaker and a published author with books on entrepreneurial networking and social media. Mr. Reinders holds a degree in Social Geography from the University of Amsterdam.

Marion Freijsen is the Co-Founder and Chief Operating Officer (COO) of E-Factor Corp., the world’s largest global social network for entrepreneurs providing members with online and offline support regarding funding, business development, cost savings and knowledge.  Ms. Freijsen was responsible for and managed the build of the E-Factor platform. E-Factor has approximately 700,000 members in the U.S. and provides 60 events annually across the U.S.  Ms. Freijsen is also the owner of Elegio BV, a Netherlands company providing business consulting and management expertise in the areas of strategy, vision, finance, international expansion and business development for clients such as ING, Lloyds, BASF and Numico.  In addition, Ms. Freijsen is the founder and the former Chief Executive Officer (CEO) and Executive Board Member of OHM Inc., a sales consulting firm serving emerging technology companies.  Ms. Freijsen co-launched OHM Business Development with no outside investment, and in five years established a portfolio of more than 100 clients.  Her expertise includes arranging meetings for clients with the senior management and/or board members of Fortune 1500 companies, such as HSBC, Barclays Bank, ING, BP, Shell and Exxon.  Ms. Freijsen’s background includes serving as a former Vice President (Central Europe)

for Currenex Ltd., Commercial Director of Speedport NV, Country Manager (Benelux) for Newsedge Corp., Major Account Manager for ICV Ltd. / S&P Comstock, and Account Manager for Bloomberg Financial Markets.  Ms. Freijsen is the co-author of two books (the most recent published in November 2012 called “The E-Factor: Entrepreneurship in the Social Media Age”). She is a frequent speaker at global conferences in cities such as New York, Boston, San Francisco, London, Amsterdam and Berlin. In 2012 she was invited to participate in the debate by the White House committee on Job Creation and she critiqued one of the presidential debates on Wall Street Journal TV from a Small Business perspective.  Ms. Freijsen holds a marketing degree from the Chartered Institute of Marketing in London.

R. Nickolas Jones received a Bachelor of Arts degree in Economics from Brigham Young University, Provo, UT in 2002, before attending Delta Connections Academy to become a professional airline pilot. After working as a pilot for Mesa Airlines, in 2007 Mr. Jones began working as an accounting consultant for J&J Consultants, LLC, in Farmington, Utah. During his time at J&J Consultants, Mr. Jones has provided accounting services for various private and public companies, as well as providing EDGAR filing services for public companies that make filings with the U.S. Securities and Exchange Commission. Mr. Jones is also currently serving as the chief financial officer of AD Systems, Inc. He lives in Clearfield, Utah, and is working towards a Master’s Degree in Accounting at Weber State University, Ogden, UT.

 James Earl Solomon  is a Certified Public Accountant (CPA) and has served as a Chief Financial Officer (CFO), Director and Audit Committee Chairman of several publicly held companies.  Since 2008, Mr. Solomon has been the Chief Financial Officer and a Director of Broadcast International.  From 2001 – 2008, he served as a Director of Nevada Chemicals Company, and from 1990 – 2001, he was a Director of Lifshultz Industries. Mr. Solomon has served as the Audit Committee Chairman for Broadcast International, Nevada Chemicals Company, and Lifshultz Industries, all publicly held companies.

Thomas Trainer is a well-recognized and awarded leader in the business technology field. Throughout the course of his 40-year career, he has assisted companies such Citigroup, PepsiCo, Reebok , Eli Lilly &Company and Joseph E. Seagram to the forefront of their Industries, in his role as their Global Chief Information Officer. His list of accomplishments include;

-- Recipient of “The Albert Einstein Award” for career achievement in Information Technology [2005].

-- Receipt of InformationWeek Magazine’s “CIO of The Year” award, for his leadership of Reebok’s Global Business Process/Technology Redesign [1994].

-- Tribute in CIO Magazine’s 10th Anniversary Edition as “The Quintessential CIO”, for his vision and leadership [1998].

-- Inclusion as a member of select Industry and Government Task Forces on Technology [1996-1999]

-- Leadership of a Cross-Healthcare Industry study, on “The Internet’s Impact on Healthcare”.

In 1996, Mr. Trainer helped found “The Working Council of CIOs of The Advisory Board” and “The Pharmaceutical Research and Manufacturers Association (PHARMA)  CIO Forum. He has lectured internationally on business and technology issues, including “The World Congress of Information Technology” in Washington, DC in 1998; and various conferences sponsored by The Economist, Forbes, BusinessWeek, Fortune, and Financial Times. In 2009 he keynoted in Beijing the “Inaugural Sino-American CIO Conference”. Mr. Trainer has also been profiled on CBS TV’s “American Edition” and CNBC’s “Technology Edge” Broadcast programs.

Family Relationships

There are no family relationships between or among the above directors, executive officers or persons nominated or charged by us to become directors or executive officers. However, Roeland Reinders, one of the three co-founders of EFactor is the adult son of Adriaan Reinders, the Company’s President and Chief. Roeland Reinders is considered an affiliate of the Company

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with our business with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Our policies and procedures regarding transactions involving potential conflicts of interest are not in writing.  We understand that it will be difficult to enforce our policies and procedures and will rely and trust our officers and directors to follow our policies and procedures.  We will implement our policies and procedures by requiring the officer or director who is not in compliance with our policies and procedures to remove himself and the other officers and directors will decide how to implement the policies and procedures, accordingly.

Involvement in Certain Legal Proceedings

Certain conditions may exist as of the date the financial statements are issued. These conditions may result in a future loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

 Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

During the most recent fiscal year, to the Company’s knowledge, the following delinquencies occurred:

Name	No. of Late Reports	No. of Transactions Reported Late	No. of Failures to File
Adriaan Reinders	0	0	0
Marion Freijsen	0	0	0
R. Nickolas Jones	0	0	0
James Earl Solomon	0	0	0
Thomas Trainer	0	0	0
David S. Rector	0	0	0

Board Meetings and Committees

During the 2011 and 2012 fiscal year to date, the Board of Directors met on a regular basis and took written action on numerous other occasions.  All the members of the Board attended the meetings.  The written actions were by unanimous consent.

Code of Ethics

We have not adopted a written code of ethics, because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

Audit Committee

We do not currently have an audit committee.

Compensation Committee

We do not currently have a compensation committee.

Director Compensation

The following table sets forth director compensation for fiscal year 2012 through September 30, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Adriaan Reinders	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Marion Freijsen	-0-	-0-	-0-	-0-	-0-	-0-	-0-

James Earl Solomon	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Thomas Trainer	-0-	-0-	-0-	-0-	-0-	-0-	-0-

David S. Rector	-0-	-0-	-0-	-0-	-0-	-0-	-0-

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Adriaan Reinders, our current President and Chief Executive Officer, Marion Freijsen, our Chief Operating Officer and R. Nickolas Jones, our Chief Financial Officer, and David S. Rector, our former President, Chief Executive Officer, Secretary and Treasurer for all services rendered in all capacities to us for the fiscal years ended December 31, 2012, 2011 and 2010.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for the fiscal years ended fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	All Other Compensation ($)	Total($)
Adriaan Reinders (1)	2012	$90,000	$0	$0	$90,000
President and	2011	$90,000	$0	$0	$90,000
Chief Executive Officer	2010	$90,000	$0	$0	$90,000

Marion Freijsen (1)	2012	$90,000	$0	$0	$90,000
Chief Operating Officer	2011	$90,000	$0	$0	$90,000
	2010	$90,000	$0	$0	$90,000

R. Nickolas Jones (1)(3)	2012	$0	$0	$0	$0
Chief Financial Officer	2011	$0	$0	$0	$0
	2010	$0	$0	$0	$0

James Earl Solomon (3)	2012	$0	$0	$0	$0
Chief Financial Officer	2011	$0	$0	$0	$0
	2010	$0	$0	$0	$0

David S. Rector (2)	2012	$0	$0	$0	$0
Former Pres., CEO, CFO,	2011	$0	$0	$60,000	$60,000
Treasurer, and Secretary	2010	$0	$0	$0	$0

(1) On February 11, 2013, we acquired EFactor in a reverse acquisition transaction and, in connection with that transaction; Mr. Reinders was appointed as our President and Chief Executive Officer, Ms. Freijsen Chief Financial Officer and Secretary and Mr. Jones, our Chief Financial Officer. All compensation reflected in the table was derived from EFactor, our now majority-owned subsidiary.

(2) David S. Rector resigned as an executive officer effective February 11, 2013. Mr. Rector’s compensation includes $11,500 and $105,000 for the years 2011 and 2010, respectively, in consulting fees to an entity owned by Mr. Rector under the terms of an oral agreement as compensation for his services to us for 2011 and 2010, respectively.  There were no further payments due Mr. Rector after June 2011.

(3) Effective February 25, 2013 R. Nickolas Jones informed the Company that he has declined his appointment as our Chief Financial Officer. Also on this date the Board appointed James E. Solomon, a current member of our Board of Directors to fill the vacancy created by Mr. Jones departure.  Mr. Solomon became a member of the Company’s Board of Director on February 11, 2013, in connection with the change of control transaction associated with the Exchange Agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers for fiscal year 2012:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (#)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Adriaan Reinders	-0-	-0-	-0-	-0-	-	-0-	-0-	-0-	-0-

Marion Freijsen	-0-	-0-	-0-	-0-	-	-0-	-0-	-0-	-0-

R. Nickolas Jones	-0-	-0-	-0-	-0-	-	-0-	-0-	-0-	-0-

James Earl Solomon	-0-	-0-	-0-	-0-	-	-0-	-0-	-0-	-0-

Thomas Trainer	-0-	-0-	-0-	-0-	-	-0-	-0-	-0-	-0-

David S. Rector	1,000,000	1,000,000	-0-	$0.125	6/18/13	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Pursuant to the Exchange Transaction, we agreed to issue 6,500,000 shares of our common stock to David S. Rector, SDI’s sole officer and director immediately prior to the Closing, and 3,500,000 to Keith Gilmour, These were issued to Messrs. Rector and Gilmour in consideration for prior services to SDI and their assistance in bringing the Share Exchange to fruition (the “Service Shares”). After giving effect to the proposed 1-for-40 reverse stock split the Service Shares will represent approximately 62,500 and 87,500 shares for Messrs. Rector and Gilmour, respectively.

We have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last three completed fiscal years.

We do not have a written policy concerning the review, approval, or ratification of transactions with related persons.

We do not have an audit, compensation, or nominating committee.

Two of our directors, James Earl Solomon and Thomas Trainer are independent.  Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship that, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

•

the director is, or at any time during the past three years was, an employee of the company;

•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•

a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•

•

the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Mr. Reinders and Ms. Freijsen are not considered independent because they each serve as an executive officer of the Company.

Family Relationships

Roeland Reinders, one of the three co-founders of EFactor is the adult son of Adriaan Reinders, the Company’s President and Chief. Roeland Reinders is considered an affiliate of the Company There are no transactions into which the Company has entered into with Roeland Reinders.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

On July 26, 2010, we filed a lawsuit against Prentis Tomlinson and PBT Capital Partners (“PBT”) in the 151st Judicial District Court of Harris County, Texas, Case No. 2010-46137, seeking damages for breach of contract, negligent misrepresentation, fraud, unjust enrichment, fiduciary misconduct, exemplary damages, and declaratory judgment with respect to certain agreements entered into between Mr. Tomlinson, PBT and the Company. On January 24, 2012 we consummated a Settlement Agreement with Mr. Tomlinson and PBT whereby Mr. Tomlinson and PBT agreed to resolve a certain liability from Johnson County, Texas and pay us a total of $115,000 in the form of seven payments, the last of which was due on July 30, 2012.  We received only the first payment of $15,000 in January 2012.

On April 2, 2012 we obtained a Final Agreed Judgment in the above-entitled matter whereby the District Court of Harris County, Texas, 151st Judicial District, ordered and decreed Mr. Tomlinson and PBT to pay us $351,626.30, pursuant to the Settlement Agreement.  In addition, the judgment ordered Tomlinson and PBT to pay the Company $5,000 for attorney fees incurred and that the entire judgment total should accrue interest at a rate of 5.0% per annum.  Furthermore, we are entitled to a total of $15,000 in attorney’s fees incurred in the enforcement and collection of the judgment.

Eric Bobo vs. Izzy Justice, EQmentor and The E-Factor Corp., Superior Court of Mecklenbury County, North Carolina Business Court, Case No. 12 CVS 21548. The above-captioned case seeks damages for breach of contract, violation of wage and hour laws, unjust enrichment, and breach of fiduciary duty related to the alleged treatment of Plaintiff’s stock and stock options during the merger between Defendant EQmentor, Inc., a Delaware corporation (“EQmentor”), and EFactor.  In addition to alleging breach of contract and wage and hour violations relating to purported compensation in the form of stock and stock options, the Complaint also alleges that the individual defendant, who was the manager and majority shareholder of EQmentor, breached his fiduciary duty to the Plaintiff, as an EQmentor shareholder, by engaging in “self-dealing” and failing to present the transaction between EQmentor and EFactor to a shareholder vote. It is our opinion that EFactor is wrongly named in this case, as it was not party to the agreements between Mr. Bobo and Mr. Justice and had not been informed of any such arrangements by Mr. Justice or his counsel during either due diligence or other merger disclosures and discussions and did not owe any fiduciary duty to Mr. Bobo.  On or about April 23, 2013, Mr. Bobo, EQmentor, Mr. Justice and EFactor entered into a settlement agreement wherein as it relates to EFactor, EFactor is obligated to pay Mr. Bobo $50,000 (the “Settlement”) before July 1, 2013. On May 1, 2013 Mr. Bobo filed a Notice of Dismissal with the North Carolina Business Court dismissing all of his claims in the case against EFactor without prejudice. Mr. Bobo is obligated to file a Notice of Dismissal without Prejudice within three (3) business days following his receipt of the Settlement payment.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since December 2007 our common stock has been quoted in the over-the-counter market on the OTCQB Market Tier of the OTC Markets Group (formerly the Pink Sheets) under the symbol STDR and trading in our common stock is extremely limited. The reported high and low bid prices for the common stock as reported on the OTCQB Market Tier are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

2011	High	Low

First quarter ended March 31, 2011	$0.009	$0.009
Second quarter ended June 30, 2011	$0.023	$0.023
Third quarter ended September 30, 2011	$0.0055	$0.0055
Fourth quarter ended December 31, 2011	$0.0020	$0.0020

2012

First quarter ended March 31, 2012	$0.06	$0.002
Second quarter ended June 30, 2012	$0.06	$0.025
Third quarter ended September 30, 2012	$0.025	$0.021
Fourth quarter ended December 31, 2012	$0.022	$0.010

The closing price of our common stock as reported on the OTCQB Market Tier of the OTC Markets Group was $0.09 on May 6, 2013. As of May 6, 2013, there were approximately 250 record owners of our common stock.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock.  The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions, which we do not meet.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

There have been no cash dividends declared on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Dividends are declared at the sole discretion of our Board of Directors.

Transfer Agent and Registrar

Our independent stock transfer agent is Pacific Stock Transfer Company.

RECENT SALES OF UNREGISTERED SECURITIES

SDI

Pursuant to the Share Exchange Transaction, we agreed to issue 5,000,000 shares of our newly-created Series A Preferred Stock to Mr. Adriaan Reinders and Ms. Marion Freijsen, both of whom are now officers and directors of SDI.  We have not issued those shares as of the date of this filing.  Mr. Reinders and Ms. Freijsen exchanged 2,333,946 shares of EFactor common stock, representing approximately 24% of the outstanding common stock of EFactor, for the 5,000,000 shares of our Series A Preferred Stock.  Based on the representation and warranties provided by Mr. Reinders and Ms. Freijsen in the Exchange Agreement, the issuances to them will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact Mr. Reinders and Ms. Freijsen are either accredited or sophisticated investors and are familiar with our operations.

Pursuant to the Share Exchange Transaction, we agreed to issue 50,000,000 shares of our common stock to eighteen (18) shareholders of EFactor that are listed on Exhibit A to the Share Exchange Agreement, including to Mr. Jim Solomon and Mr. Thomas Trainer, both of whom are now directors of SDI.  Those eighteen (18) shareholders exchanged 4,246,304 shares of EFactor common stock, representing approximately 44% of the outstanding common stock of EFactor, for the 50,000,000 shares of our common stock.  We have not issued those shares as of the date of this filing.  Based on the representation and warranties provided by the EFactor Shareholders in the Exchange Agreement, the issuances will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact these shareholders are either accredited or sophisticated investors and are familiar with our operations.

Pursuant to the Share Exchange Transaction, we agreed to issue 6,500,000 shares of our common stock to David S. Rector, SDI’s sole officer and director immediately prior to the Closing, and 3,500,000 to Keith Gilmour, in exchange for services rendered to SDI prior to the Closing.   Based on the representation and warranties provided by Mr. Rector and Mr. Gilmour in the Exchange Agreement, the issuances will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact these shareholders are either accredited or sophisticated investors and are familiar with our operations.

EFactor

Common Stock

During the fiscal years ended December 31, 2012 and 2011, EFactor issued 461,451 and 448,956 shares for $934,734 and $1,291,737 in cash respectively.

EFactor issued 562,021 and 10,066 shares for services valued at $1,123,480 and $29,737.

EFactor issued 281,465 and 16,057 shares to settle $562,929 and $47,436 of notes payable.

During the fiscal year ended December 31, 2011, EFactor had accrued salaries of $505,017 to its three co-founders, Adriaan Reinders, Marion Freijsen and Roeland Reinders. The entirety of the accrued salaries was converted into 155,919 shares of common stock in 2011 and divided equally among the three co-founders. This was recognized as a related party transaction.

Also during fiscal year 2012 EFactor issued 131,051 shares valued at $147,396 in the form of a debt discount to enhance some of the debt agreements EFactor entered into during this period of time.

As part of the agreement and plan of merger with EQmentor Inc. on October 31, 2012 EFactor issued 679,094 shares of its common stock to acquire 100% of the shares of EQmentor. The relative value associated with this transaction was $1,358,188.

During the fiscal year ended December 31, 2010, EFactor issued 620,582 shares for $1,567,534 in cash.

With respect to the foregoing issuances of EFactor’s common stock, EFactor believes the issuances are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact these shareholders are either accredited or sophisticated investors and familiar with EFactor’s operations.

Convertible Notes

During the fiscal years ended December 31, 2012 and 2011, EFactor entered into several convertible unsecured short-term notes payable from individuals totaling $834,619 and $44,370, respectively. The convertible notes bear interest of 5% and repayment of the notes is at the discretion of EFactor. The notes payable are convertible into shares at a price of $1.28 and $1.48 respectively.

During the fiscal year ended December 31, 2011, EFactor entered into two long-term convertible notes payable from individuals in the amounts of $134,000 and $30,000 respectively. The convertible notes bear interest of 12% and repayment of the convertible notes is due on January 5, 2013. The $134,000 convertible notes was converted to 134,000 shares of common stock on January 1, 2013, while the $30,000 convertible note was converted into 15,000 shares of common stock on September 6, 2012 at the exercise price of $1 and $2, respectively.

With respect to the foregoing issuances of EFactor’ convertible notes, the issuances are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact these shareholders are either accredited or sophisticated investors and familiar with EFactor’s operations.

Options

During the fiscal year ended December 31, 2010, EFactor issued 971,150 options to purchase EFactor common shares to certain of its employees. These options have terms varying between 4 to 5 years; exercise prices of $2.95 - $3.25, and had vesting dates from the date of grant up until to November 1, 2011 so that at December 31, 2011, all such options had vested.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of a total of 110,000,000 shares, and is comprised of 100,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of preferred stock, par value $0.001.  After giving effect to the Share Exchange Transaction, as of February 11, 2013, there are 93,458,880 shares of our common stock issued and outstanding, and 5,000,000 shares of our preferred stock issued or outstanding, consisting of 5,000,000 shares of our Series A Preferred Stock.

Common Stock.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive, or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy.  We have never paid any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future.  We currently intend to retain our earnings, if any, for use in our business.  Any dividends declared on our common stock in the future will be at the sole discretion of our Board of Directors and may be subject to any restrictions that may be imposed by lenders or other third parties.

Preferred Stock.  We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001.  We currently have one series of preferred stock, our Series A Convertible Preferred Stock.

Our Series A Convertible Preferred Stock has the following rights and preferences:

•

Dividend Rights. When, as and if declared by our Board, noncumulative dividends in an amount equal to any dividends or other distribution on the Common Stock

•

Participation Rights. Pro rata on the Common Stock and the Series A Convertible Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders, where each holder of shares of Series A Convertible Preferred Stock is to be treated for this purpose as holding the number of shares of Common Stock to which the holders thereof would be entitled if they converted their shares of Series A Convertible Preferred Stock at the time of such dividend.

•

Liquidation Rights.  In the event of any liquidation, dissolution or winding up the holders of each share of Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the available funds and assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any available funds and assets on any shares of

Common Stock or subsequent series of preferred stock, and in equal preference with any prior series of preferred stock, an amount per share equal to the original issue price of the Series A Convertible Preferred Stock plus all declared but unpaid dividends on the Series A Convertible Preferred Stock.  If upon any liquidation, dissolution or winding up of the Company, the available funds and assets shall be insufficient to permit the payment to holders of the Series A Convertible Preferred Stock of their full preferential amount as described in this subsection, then all of the remaining available funds and assets shall be distributed among the holders of the then outstanding Series A Convertible Preferred Stock pro rata, according to the number of outstanding shares of Series A Convertible Preferred Stock held by each holder thereof.

•

Merger or Sale of Assets. A reorganization or any other consolidation or merger with or into any other corporation, or any other sale of all or substantially all of the assets, shall not be deemed to be a liquidation, dissolution or winding up and the Series A Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the General Corporation Law of the State of Nevada and (iii) the rights contained in the Certificate of Designation.

•

Conversion Rights. (i) Mandatory Conversion of Preferred Stock.   For the holders of the 5,000,000 shares of Series A Preferred Stock one-half of the shares of Series A Convertible Preferred Stock they own will be automatically converted into 12,906,222 shares of our common stock on the effective date of, and after giving effect to, a 1-for-40 reverse stock split of the Company’s common stock; and (ii) Voluntary Conversion of Preferred Stock.  After one-half of the shares of Series A Preferred Stock are converted to our common stock in accordance with (i) above, the remaining shares of Series A Preferred Stock are not convertible.

•

Redemption.  We do not have any redemption rights relating to the Series A Convertible Preferred Stock.

•

Voting Provisions.  Each share of Series A Convertible Preferred Stock shall be entitled to twenty- five (25) votes on any matter properly brought before our common stockholders for a vote.

Our Board of Directors has the authority, without further authorization from our stockholders, to divide, designate the preferences and relatives, participating, optional or other special rights, or qualifications, limitations or restrictions of our preferred stock, and issue from time to time any or all of our preferred stock, as one or more other classes or series.  The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions of our preferred stock, of each additional series, if any, may differ from those of any and all other series already outstanding.  Further, our Board of Directors has the power to fix the number of shares constituting our authorized capital stock and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not below the number of shares of that class or series then outstanding.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law authorizes Nevada corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Nevada law authorizes, directors of Nevada corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Nevada law enables Nevada corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Nevada law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

·for any breach of the director’s duty of loyalty to us or our stockholders;

·for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

·for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the NGCL; and

·for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of the NGCL and our Certificate of Incorporation and Bylaws

Provisions of the NGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Nevada Anti-Takeover Statute.   We are subject to Section 203 of the NGCL, an anti-takeover statute. In general, Section 203 of the NGCL prohibits a publicly-held Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

As of February 1, 2013, we are not subject to Section 203 of the NGCL because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we have not elected by a provision in our original Certificate of Incorporation or any amendment thereto to be governed by Section 203. Unless we adopt an amendment of our Certificate of Incorporation by action of our stockholders expressly electing not to be governed by Section 203, we would generally become subject to Section 203 of the NGCL at such time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

Amendments to Our Certificate of Incorporation. Under the NGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the NGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

·increase or decrease the aggregate number of authorized shares of such class;

·increase or decrease the par value of the shares of such class; or

·alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by a majority of the members of the Board of Directors or by any officer instructed by the directors to call such a meeting. Under the NGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

No Cumulative Voting. The NGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Share Exchange Transaction, we agreed to issue 5,000,000 shares of our newly-created Series A Preferred Stock to Mr. Adriaan Reinders and Ms. Marion Freijsen, both of whom are now officers and directors of Standard Drilling, Inc.  We have not issued those shares as of the date of this filing.  Mr. Reinders and Ms. Freijsen exchanged 2,333,946 shares of EFactor common stock, representing approximately 24% of the outstanding common stock of EFactor, for the 5,000,000 shares of our Series A Preferred Stock.  Based on the representation and warranties provided by Mr. Reinders and Ms. Freijsen in the Exchange Agreement, the issuances to them will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact Mr. Reinders and Ms. Freijsen  are either accredited or sophisticated investors and are familiar with our operations.

Pursuant to the Share Exchange Transaction, we agreed to issue 50,000,000 shares of our common stock to eighteen (18) shareholders of EFactor that are listed on Exhibit A to the Share Exchange Agreement, including to Mr. Jim Solomon and Mr. Thomas Trainer, both of whom are now directors of Standard Drilling, Inc.  Those eighteen (18) shareholders exchanged 4,246,304 shares of EFactor common stock, representing approximately 44% of the outstanding common stock of EFactor, for the 50,000,000 shares of our common stock.  We have not issued those shares as of the date of this filing.  Based on the representation and warranties provided by the EFactor Shareholders in the Exchange Agreement, the issuances will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact these shareholders are either accredited or sophisticated investors and are familiar with our operations.

Pursuant to the Share Exchange Transaction, we agreed to issue 6,500,000 shares of our common stock to David S. Rector, Standard Drilling’s sole officer and director immediately prior to the Closing, and 3,500,000 to Keith Gilmour, in exchange for services rendered to Standard Drilling prior to the Closing.  We have not issued those shares as of the date of this filing.  Based on the representation and warranties provided by Mr. Rector and Mr. Gilmour in the Exchange Agreement, the issuances will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact these shareholders are either accredited or sophisticated investors and are familiar with our operations.

EFactor

Common Stock

During the fiscal years ended December 31, 2012 and 2011, EFactor issued 461,451 and 448,956 shares for $934,734 and $1,291,737 in cash respectively.

EFactor issued 562,021 and 10,066 shares for services valued at $1,123,480 and $29,737.

EFactor issued 281,465 and 16,057 shares to settle $562,929 and $47,436 of notes payable.

During the fiscal year ended December 31, 2011, EFactor had accrued salaries of $505,017 to its three co-founders, Adriaan Reinders, Marion Freijsen and Roeland Reinders. The entirety of the accrued salaries was converted into 155,919 shares of common stock in 2011 and divided equally among the three co-founders. This was recognized as a related party transaction.

Also during fiscal year 2012 EFactor issued 131,051 shares valued at $147,396 in the form of a debt discount to enhance some of the debt agreements EFactor entered into during this period of time.

As part of the agreement and plan of merger with EQmentor Inc. on October 31, 2012 EFactor issued 679,094 shares of its common stock to acquire 100% of the shares of EQmentor. The relative value associated with this transaction was $1,358,188.

During the fiscal year ended December 31, 2010, EFactor issued 620,582 shares for $1,567,534 in cash.

With respect to the foregoing issuances of EFactor’s common stock, EFactor believes the issuances are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact these shareholders are either accredited or sophisticated investors and familiar with EFactor’s operations.

Convertible Notes

During the fiscal years ended December 31, 2012 and 2011, EFactor entered into several convertible unsecured short-term notes payable from individuals totaling $834,619 and $44,370, respectively. The convertible notes bear interest of 5% and repayment of the notes is at the discretion of EFactor. The notes payable are convertible into shares at a price of $1.28 and $1.48 respectively.

During the fiscal year ended December 31, 2011, EFactor entered into two long-term convertible notes payable from individuals in the amounts of $134,000 and $30,000 respectively. The convertible notes bear interest of 12% and repayment of the convertible notes is due on January 5, 2013. The $134,000 convertible notes was converted to 134,000 shares of common stock on January 1, 2013, while the $30,000 convertible note was converted into 15,000 shares of common stock on September 6, 2012 at the exercise price of $1 and $2, respectively.

With respect to the foregoing issuances of EFactor’ convertible notes, the issuances are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, due to the fact these shareholders are either accredited or sophisticated investors and familiar with EFactor’s operations.

Options

During the fiscal year ended December 31, 2010, EFactor issued 971,150 options to purchase EFactor common shares to certain of its employees. These options have terms varying between 4 to 5 years; exercise prices of $2.95 - $3.25, and had vesting dates from the date of grant up until to November 1, 2011 so that at December 31, 2011, all such options had vested.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) We dismissed M&K CPAS, PLLC. (“M&K”) as our independent registered public accounting firm. The decision to dismiss M&K was approved by our board of directors on February 11, 2013 and we notified M&K of their dismissal on February 12, 2013.

During the time of M&K’s engagement (September 16, 2009 to February 12, 2013) as our independent registered public accounting firm, (i) there were no disagreements between the Registrant and M&K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of M&K, would have caused M&K to make reference to the matter in a report on our financial statements; and (ii) there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K. Neither the audit report of M&K for the year December 31, 2010 or December 31, 2011, contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except that it raised substantial doubt about our ability to continue as a going concern.

We have requested M&K to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made above by us.  A copy of such letter is filed as Exhibit 16.1 to our First Amended Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 8, 2013, and incorporated herein by reference.

(b) Prior to our entry into the Acquisition and Exchange Agreement with The E-Factor Corp. (“EFactor”), the private company acquired in the transaction, Malone Bailey, LLP (“MaloneBailey”) was engaged to audit EFactor. Upon the closing of the reverse merger on February 11, 2013, we dismissed M&K as our independent registered public accounting firm, and MaloneBailey will continue as our independent registered public accounting firm for the year ending December 31, 2012.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

On February 1, 2012, we entered into an Acquisition and Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Standard Drilling, (ii) EFactor, and (iii) the shareholders of EFactor, pursuant to which 20 holders of 70% of the outstanding common stock of EFactor transferred to us 6,580,250 of the common stock of EFactor in exchange for the issuance of: (a) 50,000,000 shares (the “Shares”) of our common stock; (b) 5,000,000 shares of a yet to be created series of preferred stock to be entitled the “Series A Convertible Preferred Stock”; and (c) approximately 22,231,155 additional shares of SDI’s common stock upon the effectiveness of a reverse stock split of SDI’s common stock (such transaction, the “Share Exchange”). This transaction closed on February 11, 2013.  As a result of the Share Exchange, EFactor became our majority-owned subsidiary.  We are now a holding company with all of our operations conducted through EFactor, which primarily consist of owning, operating and administering certain assets related to a social media network, on- and offline content and interests in a subsidiary that conducts business operations as EQMentor and certain other intellectual property, as more fully discussed herein.

As a result of the Share Exchange with EFactor, certain EFactor shareholders were appointed to the Company’s board of directors and our sole officer and director resigned. The resignation of our existing director, and the appointment of new directors, which actions effect a change in the majority of our Board of Directors were effective with the close of the Share Exchange Agreement detailed herein. Regarding the changes to our Board of Directors, the following occurred February 11, 2013:

•

David S. Rector resigned from our Board of Directors;

•

Adriaan Reinders was appointed to our Board of Directors;

•

Marion Freijsen was appointed to our Board of Directors;

•

James Earl Solomon was appointed to our Board of Directors; and

•

Thomas Trainer was appointed to our Board of Directors.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

As a result of the Share Exchange with EFactor, certain EFactor shareholders were appointed to the Company’s board of directors and our sole officer and director resigned. The resignation of our existing director, and the appointment of new directors, which actions effect a change in the majority of our Board of Directors were effective with the close of the Share Exchange Agreement detailed herein. Regarding the changes to our Board of Directors, the following occurred February 11, 2013:

•

David S. Rector resigned from our Board of Directors;

•

Adriaan Reinders was appointed to our Board of Directors;

•

Marion Freijsen was appointed to our Board of Directors;

•

James Earl Solomon was appointed to our Board of Directors; and

•

Thomas Trainer was appointed to our Board of Directors.

Adriaan Reinders has launched numerous businesses from the ground-up, growing and selling them through all economic cycles. He has created multiple businesses through a roll-up strategy, the largest of which had 1,110 employees and was sold to British Telecom. He is the Co-Founder and Chief Executive Officer (CEO) of The E-Factor Corp., a global social network for entrepreneurs providing them with online and offline support regarding funding, business development, cost savings and knowledge Mr. Reinders oversees the daily operations of the company, and his responsibilities include locating funds for company expansion. Mr. Reinders is also the Co-Founder and until 2010 served as an Executive Board Member of OHM Inc., a sales consulting firm serving emerging technology companies. Further, he was a founder and served as the Acting Chief Executive Officer of Supply Chain Solutions B.V., a global business solutions firm specializing in supply chain management and software services for the U.S. pharmaceutical manufacturers and large European retailers. In 1989, Mr. Reinders founded Rijnhaave, a Netherlands information technology company specializing in systems integration, and subsequently executed six acquisition transactions in the Netherlands and the U.S. before selling the company to Syntegra, a subsidiary of British Telecom. In 1975, Mr. Reinders founded Microlife, a Netherlands information technology firm specializing in customer services and training for mainframe environments. Mr. Reinders’ extensive engagements include serving as a board member of the Kelley School of Business at the University of Indiana, the Executive Chairman of Artilium (a publicly held company), and a former Board Member of Global IT Division of British Telecom. He is also a frequent speaker and a published author with books on entrepreneurial networking and social media. Mr. Reinders holds a degree in Social Geography from the University of Amsterdam.

Marion Freijsen is the Co-Founder and Chief Operating Officer (COO) of E-Factor Corp., the world’s largest global social network for entrepreneurs providing members with online and offline support regarding funding, business development, cost savings and knowledge.  Ms. Freijsen was responsible for and managed the build of the E-Factor platform. E-Factor has approximately 700,000 members in the U.S. and provides 60 events annually across the U.S.  Ms. Freijsen is also the owner of Elegio BV, a Netherlands company providing business consulting and management expertise in the areas of strategy, vision, finance, international expansion and business development for clients such as ING, Lloyds, BASF and Numico.  In addition, Ms. Freijsen is the founder and the former Chief Executive Officer (CEO) and Executive Board Member of OHM Inc., a sales consulting firm serving emerging technology companies.  Ms. Freijsen co-launched OHM Business Development with no outside investment, and in five years established a portfolio of more than 100 clients.  Her expertise includes arranging meetings for clients with the senior management and/or board members of Fortune 1500 companies, such as HSBC, Barclays Bank, ING, BP, Shell and Exxon.  Ms. Freijsen’s background includes serving as a former Vice President (Central Europe) for Currenex Ltd., Commercial Director of Speedport NV, Country Manager (Benelux) for Newsedge Corp., Major Account Manager for ICV Ltd. / S&P Comstock, and Account Manager for Bloomberg Financial Markets.  Ms. Freijsen is the co-author of two books (the most recent published in November 2012 called “The E-Factor: Entrepreneurship in the Social Media Age”). She is a frequent speaker at global conferences in cities such as New York, Boston, San Francisco, London, Amsterdam and Berlin. In 2012 she was invited to participate in the debate by the White House committee on Job Creation and she critiqued one of the presidential debates on Wall Street

Journal TV from a Small Business perspective.  Ms. Freijsen holds a marketing degree from the Chartered Institute of Marketing in London.

R. Nickolas Jones received a Bachelor of Arts degree in Economics from Brigham Young University, Provo, UT in 2002, before attending Delta Connections Academy to become a professional airline pilot. After working as a pilot for Mesa Airlines, in 2007 Mr. Jones began working as an accounting consultant for J&J Consultants, LLC, in Farmington, Utah. During his time at J&J Consultants, Mr. Jones has provided accounting services for various private and public companies, as well as providing EDGAR filing services for public companies that make filings with the U.S. Securities and Exchange Commission. Mr. Jones is also currently serving as the chief financial officer of AD Systems, Inc. He lives in Clearfield, Utah, and is working towards a Master’s Degree in Accounting at Weber State University, Ogden, UT.

 James Earl Solomon  is a Certified Public Accountant (CPA) and has served as a Chief Financial Officer (CFO), Director and Audit Committee Chairman of several publicly held companies.  Since 2008, Mr. Solomon has been the Chief Financial Officer and a Director of Broadcast International.  From 2001 – 2008, he served as a Director of Nevada Chemicals Company, and from 1990 – 2001, he was a Director of Lifshultz Industries. Mr. Solomon has served as the Audit Committee Chairman for Broadcast International, Nevada Chemicals Company, and Lifshultz Industries, all publicly held companies.

Thomas Trainer is a well-recognized and awarded leader in the business technology field. Throughout the course of his 40-year career, he has assisted companies such Citigroup, PepsiCo, Reebok , Eli Lilly &Company and Joseph E. Seagram to the forefront of their Industries, in his role as their Global Chief Information Officer. His list of accomplishments include;

-- Recipient of “The Albert Einstein Award” for career achievement in Information Technology [2005].

-- Receipt of InformationWeek Magazine’s “CIO of The Year” award, for his leadership of Reebok’s Global Business Process/Technology Redesign [1994].

-- Tribute in CIO Magazine’s 10th Anniversary Edition as “The Quintessential CIO”, for his vision and leadership [1998].

-- Inclusion as a member of select Industry and Government Task Forces on Technology [1996-1999]

-- Leadership of a Cross-Healthcare Industry study, on “The Internet’s Impact on Healthcare”.

In 1996, Mr. Trainer helped found “The Working Council of CIOs of The Advisory Board” and “The Pharmaceutical Research and Manufacturers Association (PHARMA)  CIO Forum. He has lectured internationally on business and technology issues, including “The World Congress of Information Technology” in Washington, DC in 1998; and various conferences sponsored by The Economist, Forbes, BusinessWeek, Fortune, and Financial Times. In 2009 he keynoted in Beijing the “Inaugural Sino-American CIO Conference”. Mr. Trainer has also been profiled on CBS TV’s “American Edition” and CNBC’s “Technology Edge” Broadcast programs.

ITEM 5.06

CHANGES IN COMPANY SHELL STATUS

On February 1, 2012, we entered into an Acquisition and Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Standard Drilling, (ii) EFactor, and (iii) the shareholders of EFactor, pursuant to which 20 holders of 70% of the outstanding common stock of EFactor transferred to us 6,580,250 of the common stock of EFactor in exchange for the issuance of 50,000,000 shares (the “Shares”) of our common stock and 5,000,000 shares of a yet to be created series of preferred stock to be entitled the “Series A Convertible Preferred Stock” (such transaction, the “Share Exchange”). This transaction closed on February 11, 2013.  As a result of the Share Exchange, EFactor became our majority-owned subsidiary.  We are now a holding company with all of our operations conducted through EFactor, which primarily consist of owning, operating and administering certain assets related to a social media network, on- and offline content as more fully discussed herein.

As a result of these transactions we acquired assets, and started operations, sufficient to cease being a shell company, as defined in Rule 12b-2.  Additional information regarding these transactions and the assets are contained herein.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired

Filed herewith are audited financial statements of The E-Factor Corp. for the years ended December 31, 2012and 2011.

(b)

Pro Forma Financial Information

Filed herewith is unaudited pro forma combined financial information of Standard Drilling, Inc. with The E-Factor Corp.

(c)

Exhibits

2.1

Agreement and Plan of Merger dated July 27, 2006 by and among Online Holdings, Inc., a Nevada corporation, Standard Drilling Acquisition Corp., a Delaware corporation, and Standard Drilling, Inc., a Delaware corporation (1)

3.1	Amended and Restated Articles of Incorporation (2)

3.2	Bylaws (3)

10.1	Acquisition and Share Exchange Agreement by and between Standard Drilling, Inc. and The E-Factor Corp. and Certain of its Shareholders, dated February 1, 2013, with Exhibits and Schedules (4)

10.2	Sale and Purchase Agreement between The E-Factor Corp. and DASPV, PTE Ltd, dated August 17, 2012, as amended (4)

10.3	Share Exchange Agreement between The E-Factor Corp. and Five5Five PTE Ltd, dated January 8, 2013 (4)

10.4	Agreement and Plan of Merger between The E-Factor Corp. and EQmentor, Inc., dated June 30, 2012, as amended

10.5	Amendment No. 1 to Exchange Agreement between Home Training Initiative Ltd, Five5Five PTE Ltd., The E-Factor Corp. and Standard Drilling, Inc., dated May 7, 2013 (6)

16.1	Letter from M&K CPAS, PLLC to the Securities and Exchange Commission dated February 13, 2013 (5)

23.1	List of Subsidiaries

99.1	Audited Consolidated Financial Statements for The E-Factor Corp. for the Fiscal Years Ended December 31, 2012 and 2011

99.3	Unaudited Pro Forma Consolidated Financial Statements

(1)	Incorporated by reference to the Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 27, 2006.
(2)	Incorporated by reference to the Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 6, 2006.
(3)	Incorporated by reference to the Registration Statement on Form SB-2, SEC File No. 333-75434, as declared effective by the Securities and Exchange Commission on May 14, 2002.
(4)	Incorporated by reference to the Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 14, 2013.
(5)	Incorporated by reference to the Current Report on Form 8-K/A as filed with the Securities and Exchange Commission on March 8, 2013.
(6)	Incorporated by reference to the Current Report on Form 8-K as filed with the Securities Exchange Commission on May 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May __, 2013	Standard Drilling, Inc.
a Nevada corporation
/s/ Adriaan Reinders
By: Adriaan Reinders
Its: President

The E-Factor Corp.

Financial Statements as of and for the

 Years Ended December 31, 2012 and 2011

Report of Independent Registered Public Accounting Firm

Balance Sheets as of December 31, 2012 & December 31, 2011 (Audited)

Statements of Operations for the Years Ended December 31, 2012 & 2011(Audited)

Statements of Stockholders’ Deficit for the Years Ended December 31, 2012 & 2011 (Audited)

Statements of Cash Flows for the Years Ended December 31, 2012 & 2011 (Audited)

Notes to Financial Statements for the Years Ended December 31, 2012 & 2011 (Audited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

E-Factor Corp.

San Francisco, California

We have audited the accompanying consolidated balance sheets of E-Factor Corp. (the “Company”) as of December 31, 2012 and 2011 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011 and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has negative operating cash flows and has a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April __, 2013

2

THE E-FACTOR CORP.
CONSOLIDATED BALANCE SHEETS

	December 31,
ASSETS	2012	2011

CURRENT ASSETS:
Cash	$46,870	$11,259
Accounts receivable, net of allowance of $2,097 and $2,097	20,982	12,597
Other current assets	14,469	4,643
Total current assets	82,321	28,499
Property, website and equipment, net of accumulated depreciation of $827,619 and $458,323	341,674	501,173
Goodwill	2,131,516	-
TOTAL ASSETS	$2,555,511	$529,672

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$641,534	$313,609
Accounts payable - related party	38,548	19,278
Accrued expenses	213,221	238,690
Operating line of credit	625,604	-
Deferred revenue	227,044	99,955
Current portion of note payable - third parties, net of discount	378,741	13,504
Current portion of convertible note payable - related parties	163,675	23,521
Total current liabilities	2,288,367	708,557

Non-current portion of note payable	18,544	23,134
Non-current portion of convertible note payable - third parties, net of discount	-	24,211
TOTAL LIABILITIES	2,306,911	755,902

Commitments and contingencies	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value, 10,000,000 shares authorized,
8,846,670 and 6,731,580 issued and outstanding at December 31, 2012 and 2011, respectively.	8,847	6,732

Additional paid-in capital	11,976,634	7,392,768
Accumulated deficit	(11,736,881)	(7,625,730)
Total stockholders' equity (deficit)	248,600	(226,230)
Total liabilities and stockholders' equity (deficit)	$2,555,511	$529,672

The accompanying notes are an integral part of these financial statements.

3

THE E-FACTOR CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2012	2011

Revenues	$309,607	$165,180
Operating expenses
Cost of revenue	134,211	114,865
Sales and marketing	344,517	81,821
Product development	633	195,552
General and administrative	3,286,428	2,904,100
Depreciation and amortization	369,296	271,488
Total operating expenses	4,135,085	3,567,826
Loss from operations	(3,825,478)	(3,402,646)
Other income (expense):
Interest expense	(297,684)	(28,722)
Loss on sale of asset	-	(1,947)
Other income	12,011	-
Total other income (expense), net	(285,673)	(30,669)
Net loss	$(4,111,151)	$(3,433,315)

The accompanying notes are an integral part of these financial statements.

4

THE E-FACTOR CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2012 AND 2011

	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid in Capital	Deficit	Equity
Balance, December 31, 2010	6,100,582	$ 6,101	$ 3,754,170	$ (4,192,415)	$ (432,144)
Issuance of common stock for cash	448,956	449	1,291,308		1,291,757
Issuance of common stock for services	10,066	10	29,727		29,737
Issuance of common stock for debt	16,057	16	47,420		47,436
Issuance of common stock for accrued expenses	155,919	156	504,861		505,017
Stock option expense			1,441,219		1,441,219
Debt discount due to beneficial conversion feature			192,680		192,680
Forgiveness of related party receivables			(208,636)		(208,636)
Forgiveness of related party payables			340,019		340,019
Net loss				(3,433,315)	(3,433,315)
Balance, December 31, 2011	6,731,581	$ 6,732	$ 7,392,768	$ (7,625,730)	$ (226,230)
Issuance of common stock for cash	461,451	461	934,273		934,734
Issuance of common stock for services	562,021	562	1,123,480		1,124,042
Issuance of common stock for debt	281,465	282	562,648		562,930
Shares issued for debt discount	131,051	131	147,265		147,396
Stock issued for acquisition	679,094	679	1,357,509		1,358,188
Stock option expense			373,239		373,239
Debt discount due to beneficial conversion feature			85,452		85,452
Net Loss				(4,111,151)	(4,111,151)
Balance, December 31, 2012	8,846,663	$ 8,847	$ 11,976,634	$ (11,736,881)	$ 248,600

The accompanying notes are an integral part of these financial statements.

5

THE E-FACTOR COR.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Years Ended December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,111,151)	$(3,433,315)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation expense	369,296	271,488
Stock option expense	373,239	1,441,219
Amortization of debt discount	249,590	25,028
Stock compensation expense	1,124,042	29,737
Loss on sale of fixed assets	-	1,947
Allowance for bad debts	-	2,097
Changes in operating assets and liabilities:
Accounts receivables	(433)	6,567
Other current assets	(9,826)	-
Accounts payable	298,911	59,182
Accounts payable - related party	19,270	19,278
Accrued expenses	(82,348)	292,521
Deferred revenue	43,870	89,441
Net cash used in operating activities	(1,725,540)	(1,194,810)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for purchase of fixed assets	(208,748)	(273,428)
Net cash used in investing activities	(208,748)	(273,428)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	834,619	208,370
Proceeds from notes payable – related parties	204,800	-
Proceeds from issuance of shares	934,734	1,291,757
Repayment of notes payable	(4,254)	(21,372)
Net cash provided by financing activities	1,969,899	1,478,755
NET INCREASE (DECREASE) IN CASH	35,611	10,517
CASH, BEGINNING BALANCE	11,259	742
CASH, ENDING BALANCE	$46,870	$11,259
Supplemental Disclosure of Cash Flows Information:
Cash paid for interest	$7,700	$4,439
Cash paid for income taxes	$-	$-
Non-cash Investing and Financing Activities:
Debt discount due to beneficial conversion feature and common stock	$232,848	$192,680
Shares issued for conversion of debt	562,930	47,436
Shares issued for acquisition of EQMentor	1,358,188	-
Financing from purchase of automobile	-	29,674
Shares issued for settlement of accrued expenses	-	505,017
Forgiveness of related party accounts receivable	-	208,636
Forgiveness of related party accounts payable	-	340,019
The accompanying notes are an integral part of these financial statements.

6

The E-Factor Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Organization, Basis of Presentation and Significant Accounting Policies

Description of Business

The E-Factor Corporation (“EFactor” or the “Company”) was incorporated in the state of Delaware on October 30, 2007, and provides full-featured social network for entrepreneurs. EFactor provides a platform that enables access to a network of contacts, registration for networking events, advisory consulting, various business tools and a broad range of services and information.

On October 31, 2012, the Company acquired EQmentor, a cutting-edge online professional development company that provides working professionals 24/7 access to a custom-matched mentor, a global cross-industry peer community, and repositories of knowledge to empower high performance in the workplace organized in 2007.

The Company currently maintains its corporate office in San Francisco, California.

Principles of consolidation

The Consolidated Financial Statements include the accounts of the Company and its wholly owned subsidiaries. All inter-company accounts have been eliminated in consolidation.

Basis of Presentation and Summary of Significant Accounting Policies

Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used in the determination of depreciation and amortization, the valuation for non-cash issuances of common stock, and the website, income taxes and contingencies, among others.

Cash Equivalents

The Company considers all investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Fair Value of Financial Instruments

Statement of financial accounting standard FASB Topic 820, “Disclosures about Fair Value of Financial Instruments”, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Goodwill

Goodwill is not amortized, but is tested for impairment annually in the fourth quarter of the fiscal year or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Events that result in an impairment review include significant changes in the business climate, declines in our operating results, or an expectation that the carrying amount may not be recoverable. We assess potential impairment by considering present economic conditions as well as future expectations.

We review goodwill for impairment by performing a two-step goodwill impairment test. The first step of the two-step goodwill impairment test is to compare the fair value of the reporting unit to its carrying amount, including goodwill. If the carrying amount of the reporting unit exceeds its fair value, the second step of the two-step goodwill impairment test is required to measure the goodwill impairment loss. The second step includes valuing all the tangible and intangible assets of the reporting

7

unit as if the reporting unit had been acquired in a business combination. Then, the implied fair value of the reporting unit’s goodwill is compared to the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill, we recognize an impairment loss in an amount equal to the excess, not to exceed the carrying amount.

Calculating the fair value of a reporting unit and the implied fair value of reporting unit goodwill requires significant judgment. The use of different assumptions, estimates or judgments in either step of the goodwill impairment testing process, such as the estimated future cash flows of reporting units, the discount rate used to discount such cash flows, or the estimated fair value of the reporting units’ tangible and intangible assets and liabilities, could significantly increase or decrease the estimated fair value of a reporting unit or its net assets. There was no impairment charge for the year ended December 31, 2012.

Accounts Receivable

The Company’s accounts receivable arise primarily from the sale of advertising and promotional placements on its website and from advisory services. For the year ended December 31, 2012 and 2011, we had six and five customers respectively make up the full receivable balance. On a periodic basis, the Company evaluates each customer account and based on the days outstanding of the receivable, history of past write-offs, collections, and current credit conditions, writes off accounts it considers uncollectible. Invoices are typically due in 30 days. The Company does not accrue interest on past due accounts and the Company does not require collateral. Accounts become past due on an account-by-account basis. Determination that an account is uncollectible is made after all reasonable collection efforts have been exhausted.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization.  Expenditures for maintenance and repairs are charged to expense as incurred.  Additions, improvements and major replacements that extend the life of the asset are capitalized.

Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of depreciable assets, which are generally three to five years.

Website and Software Development Costs

The Company capitalizes costs to develop its internal-use software when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will be used as intended.  Such costs are amortized on a straight-line basis over the estimated useful life of the related asset of three years.  Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred.  Costs incurred for enhancements that are expected to result in additional material functionality are capitalized and expensed over the estimated useful life of the upgrades.

The Company capitalized website and internal-use software costs of $208,747 and $260,450 for the years ended December 31, 2012 and 2011, respectively. The Company’s capitalized website and internal-use software amortization is included in depreciation and amortization in the Company’s statements of operations, and totaled $369,296 and $253,170 for the years ended December 31, 2012 and 2011, respectively.

Income Taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Valuation allowances are established, when necessary, to reduce the deferred tax assets to an amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

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Revenue Recognition

Revenues are presented net of discounts. In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Where arrangements have multiple elements, revenue is allocated to the elements based on the relative selling price method and revenue is recognized based on the Company’s policy for each respective element.

The Company applies judgment with respect to whether it can establish a selling price based on third party evidence. The Company does not have any product offerings that would be considered multiple deliverables; therefore the pricing model is determined based on competitor prices for similar product offerings. When it is unable to establish selling price using this method, the Company determines its best estimate for deliverables by considering multiple factors including, but not limited to, it’s pricing practices, profit margin, prices it charges for similar offerings, sales volume, geographies, market conditions, and the competitive landscape.

The Company generates revenue primarily from sales of the following services:

•

Member Fees —The Company holds a variety of networking and informational events for its members and sells various membership packages to customers that allow users to have access to premium services via the EFactor website. Revenue from member services is recognized ratably over the contractual period, generally from one to 12 months.

•

Sponsorships - The Company generates revenues from Sponsors in a variety of ways. Sponsors can gain exposure to the Company's members, either through placement or short write-ups in newsletters, on event invitations or by participating as a sponsor at one of the Company's Events where a Sponsor may provide access to its products or service (booth/stall) or by being a speaker or panelist at an event that fits in their industry. This revenue is recognized over the specific event timeline, which varies from a single day event or a longer-term promotional event over a series of weeks.

•

Advisory Services —The Company promotes and makes available advisory and consulting services to members for the purpose of support, introduction guidance and general mentoring of members in their pursuit of their entrepreneurial objectives, for which fees are charged. These revenues are recorded when services for the transactions are determined to be concluded, generally as set forth under the terms of the engagement or when the sundry milestones have been completed after the defined services are performed. Transaction-related expenses, primarily consisting of costs directly associated with the transaction, are deferred and recognized in the same period as the transaction revenue.

Amounts billed or collected in excess of revenue recognized are recorded as deferred revenue.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits at financial institutions.  At various times during the year, the Company may exceed the federally insured limits.  To mitigate this risk, the Company places its cash deposits only with high credit quality institutions in the United States and the Netherlands.  Management believes the risk of loss is minimal.  At December 31, 2012 and 2011 the Company did not have any uninsured cash deposits.

Impairment of Long-lived Assets

The Company accounts for long-lived assets in accordance with the provisions of FASB Topic 360, “Accounting for the Impairment of Long-Lived Assets”. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset.  During 2012 and 2011, there have been no impairment losses.

Comprehensive Loss

There are no components of comprehensive loss other than net loss, and accordingly the Company’s comprehensive loss is equivalent to its net loss for the periods presented.

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Net Loss per Common Share

Basic net loss per share of common stock excludes dilution and is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding for the period. Diluted net loss per share of common stock reflects the potential dilution that could occur if securities or other contracts to issue shares of common stock were exercised or converted into shares of common stock. For all periods presented, there are no potentially dilutive securities as the Company only has common stock issued.

Advertising Costs

Advertising costs are expensed when incurred and are included in sales and marketing expense in the accompanying statements of operations. The Company incurred advertising costs of $344,517 and $81,821 for the years ended December 31, 2012 and 2011, respectively.

Stock-Based Compensation

The Company records stock-based compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company issued 971,150 options to employees as of December 31, 2011. The Company used the Black-Scholes option pricing model to estimate the fair value of the stock option grants. This valuation model for stock-based compensation expense requires the Company to make assumptions and judgments about variables used in the calculation, including the fair value of the Company’s stock, the expected term (the period of time the options granted are expected to be outstanding), the volatility of the Company’s stock, a risk-free interest rate, and dividends. The Company plans to use the simplified calculation of expected term described in SEC Staff Accounting Bulletin No. 107, Share-Based Payment, and volatility based on an average of the historical volatilities of similar companies, as the Company does not have a history of a publicly traded stock price. The risk-free interest rate for the expected term of the option will be based on the U.S. Treasury yield curve in effect at the time of the grant. See note 7 on the valuation of the options issued.

Foreign Currency Transactions

Foreign currency transactions are translated using the spot exchange rate at the settlement date of the transaction. Foreign assets and liabilities are translated using year-end exchange rates. Foreign exchange transaction gains and losses are insignificant, and are included in general and administrative expenses in the accompanying statements of operations. As of December 31, 2012 and 2011, we did not have any foreign subsidiaries.

Recent Accounting Pronouncements

The Company reviews all of the Financial Accounting Standard Board’s updates periodically to ensure the Company’s compliance of its accounting policies and disclosure requirements to the Codification Topics.

In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2013-02, Comprehensive Income (Topic 220)—Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (ASU 2013-02), to require entities to provide information about significant amounts reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. ASU 2013-02 is effective for us in the first quarter of our fiscal year ending February 28, 2014. We not believe that this updated standard will have a significant impact on our consolidated financial statements.

In July 2012, the FASB issued Accounting Standards Update No. 2012-02, Intangibles—Goodwill and Other (Topic 350)—Testing Indefinite-Lived Intangible Assets for Impairment (ASU 2012-02), to simplify how entities test intangibles with indefinite lives for impairment. ASU 2012-02 gives entities the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of an intangible asset is less than its carrying amount. If greater than 50 percent likelihood exists that the fair value is less than the carrying amount then a quantitative impairment test as described in Subtopic 350-30 must be performed. ASU 2012-02 is effective for us in the first quarter of our fiscal year ending February 28, 2014. We currently do not believe that this updated standard will have a significant impact on our consolidated financial statements.

In September 2011, the FASB issued an amendment to an existing accounting standard which provides entities an option to perform a qualitative assessment to determine whether further impairment testing on goodwill is necessary. An entity now has the option to first assess qualitative factors to determine whether it is necessary to perform the current two-step impairment test. If an entity believes, as a result of its qualitative assessment, that it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is required. Otherwise, no further testing is required. This standard is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15,

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2011. We adopted this new standard on January 1, 2012 and the adoption did not have a material impact on our financial statements.

The Company will continue to monitor these emerging issues to assess any potential future impact on its financial statements.

Note 2. Going Concern

The Company's financial statements are prepared using generally accepted accounting principles, which contemplate the realization of assets and liquidation of liabilities in the normal course of business.  Because the business is new and has no history and relatively few sales, no certainty of continuation can be stated. The accompanying consolidated financial statements for 2012 and 2011 have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has suffered losses from operations and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern.

Management is taking steps to raise additional funds to address its operating and financial cash requirements to continue operations in the next twelve months. Management has devoted a significant amount of time in the raising of capital from additional debt and equity financing. However, the Company’s ability to continue as a going concern is dependent upon raising additional funds through debt and equity financing and generating revenue. There are no assurances the Company will receive the necessary funding or generate revenue necessary to fund operations. The financial statements contain no adjustments for the outcome of this uncertainty.

Note 3. Property and Equipment

Property and equipment, net consisted of the following:

	2012	2011

Computer equipment	$18,368	$17,318
Furniture and fixtures	14.369	14,369
Automobiles	38.075	38,075
Capitalized website and internal use software	1.098.481	889,734

Total property, web site and computer equipment	1.169.293	959,496
Less: accumulated depreciation and amortization	(827,619)	(458,323)

Total property, web site and computer equipment, net	$341,674	$501,173

Depreciation and amortization expense on property and equipment was $369,296 and $271,488 for the years ended December 31, 2012 and 2011, respectively.

Note 4. Notes Payable and Line of Credit

Notes Payable

During the years ended December 31, 2012 and 2011, the Company obtained several convertible unsecured short term notes payable from individuals totaling $745,337 and $44,370, respectively.

The convertible notes bear interest of 0-12% and repayment of the notes is at the discretion of the Company. The notes payable are convertible into shares at a price of $1-2. The Company evaluated the embedded conversion features within the convertible debt under ASC 815 “Derivatives and Hedging” and determined the embedded conversion feature should be classified in equity. Additionally, the instruments were evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature. The Company determined the beneficial conversion feature had an intrinsic value of $85,452 and $44,370 in 2012 and 2011, respectively.

During the years ended December 31, 2012 did not enter into any long-term note agreements, however during 2011, the Company obtained two long-term convertible notes payable from individuals in the amounts of $164,000. The convertible notes bear interest of 12% and repayment of the convertible notes is due on January 5, 2013. The notes payable are convertible into shares at the exercise price of $1 and $2, respectively. The Company evaluated the embedded conversion features within the

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convertible debt under ASC 815 “Derivatives and Hedging” and determined the embedded conversion feature should be classified in equity. Additionally, the convertible notes payable were evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature. The Company determined the beneficial conversion feature had an intrinsic value of $148,310.

During the years ended December 31, 2012 and 2011, the Company obtained financing for an automobile in the amount of $0 and $29,674, respectively. The financing was repayable over 6 years with 7.5% interest. During the years ended December 31, 2012 and 2011, the Company had a balance of $23,134 and $27,388 related to vehicle financing.

During the years ended December 31, 2012 and 2011, the Company recognized $249,590 and $25,028 of interest expense due to the amortization of debt discount from the beneficial conversion feature, respectively.

During the years ended December 31, 2012 and 2011, the Company made principal repayments totaling $4,254 and $21,372 and issued shares to convert $500,312 and $43,947 of outstanding debt, respectively.

During the years ended December 31, 2012 and 2011, the Company had total debt discounts of $232,848 and $167,652 respectively.

Line of Credit

As part of the acquisition of EQmentor, Inc. the Company obtained an operating line of credit secured by the former majority shareholder of EQmentor, Inc.‘s residence.  The line of credit’s face value is $500,000 with a provision for over-limit drawdowns. The current over-limit drawdown at December 31, 2012 is $123,876. Interest is charged at a rate of 3.5% per annum. The line of credit has a total drawn amount of $623,876 as of December 31, 2012.

Note 5. Related Parties and Related Party Transactions

On behalf of the Company, Linge Beleggingen BV, a Dutch company and a related party, has disbursed funds to pay for Company expenses. During the years ended December 31, 2012 and 2011, Linge paid for $0 and $340,019 of Company expenses. These amounts were forgiven in 2011 by Linge and were recorded as additional paid in capital. During the years ended December 31, 2012 and 2011, the Company obtained short-term note payable from Linge Beleggingen in the amount of $200,000 and $0, respectively. The note payable bears 15% interest and the repayment of the note is due to December 5, 2013. The company issued 50,000 shares with the note. Shares are valued at $66,667. In addition, during the years ended December 31, 2012 and 2011, the Company issued 35,000 shares and 0 shares to Linge Beleggingen BV for services valued at $70,000 and $0.

There is a Related Party affiliation between two principal shareholders Adriaan Reinders and Roeland Reinders where Adriaan is the father of Roeland.

During the year ended December 31, 2012 the Company borrowed $204,800 from related parties and issued 30,000 shares to convert $62,618 of debt from Tomas Trainer, a director of the Company.

During the years ended December 31, 2012 and 2011, the Company advanced $0 and $208,636 respectively to the three co-founders of the Company Adriaan Reinders, Marion Freijsen and Roeland Reinders. As of December 31, 2011, the Company forgave these balances and recorded a reduction in additional paid in capital.

During the years ended December 31, 2010, the Company had accrued salaries to its three officers of $505,017. The entirety of the accrued salaries was converted into 155,919 shares of common stock in 2011 divided equally among the three officers Adriaan Reinders, Marion Freijsen and Roeland Reinders. There was no gain or loss related to the conversion of the accrued salaries into common stock.

During the years ended December 31, 2012 and 2011, the Company has an outstanding balance $20,976 and $23,521 of notes payable net of discounts due to related parties associated with Marion Freijsen and Adriaan Reinders.

There is also a portion of the Company’s Accounts Payable, which comprises a related party component of $38,548 and $19,278 for 2012 and 2011, respectively. The individuals include Adriaan and Roeland Reinders along with Marion Freijsen.

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Note 6.

Commitments and Contingencies

From time to time, the Company may become involved in claims and other legal matters arising in the ordinary course of business. Management is not currently aware of any matters that will have a material adverse effect on the Company’s financial position, results of operations or its cash flows.

The Company leases its office facilities under an operating lease agreement that expires in March 2013. The terms of the lease agreement provide for rental payments on a graduated basis. The Company recognizes rent expense on a straight-line basis over the lease period. In addition, the Company rents temporary office and living spaces for executives traveling and working away from home to defray the cost of extending lodging arrangements. Rent expense, principally for leased office space under operating lease commitment, was $99,900 and $69,000 for the years ended December 31, 2012 and 2011, respectively.

The Company has a non-cancelable operating leases for office facilities which expires on March 31, 2013. The minimum payments required under this lease total $15,426 in 2013. No additional lease payments are due beyond 2013.

Eric Bobo vs. Izzy Justice, EQmentor and The E-Factor Corp., Superior Court of Mecklenbury County, North Carolina Business Court, Case No. 12 CVS 21548. The above-captioned case seeks damages for breach of contract, violation of wage and hour laws, unjust enrichment, and breach of fiduciary duty related to the alleged treatment of Plaintiff’s stock and stock options during the merger between Defendant EQmentor, Inc., a Delaware corporation and EFactor. In addition to alleging breach of contract and wage and hour violations relating to purported compensation in the form of stock and stock options, the complaint also alleges that the individual defendant, who was the manager and majority shareholder of EQmentor, breached his fiduciary duty by engaging in “self-dealing” and failing to present the transaction between EQmentor and EFactor to a shareholder vote. It is our opinion that EFactor is wrongly named in this case, as it was not party to the agreements between Mr. Bobo and Mr. Justice and had not been informed of any such arrangements by Mr. Justice or his counsel during either due diligence or other merger disclosures and discussions and did not owe any fiduciary duty to Mr. Bobo. On or about April 23, 2013, Mr. Bobo, EQmentor, Mr. Justice and EFactor entered into a settlement agreement wherein as it relates to EFactor, EFactor is obligated to pay Mr. Bobo $50,000 (the “Settlement”) before July 1, 2013. On May 1, 2013 Mr. Bobo filed a Notice of Dismissal with the North Carolina Business Court dismissing all of his claims in the case against EFactor without prejudice. Mr. Bobo is obligated to file a Notice of Dismissal without Prejudice within three (3) business days following his receipt of the Settlement payment.

Note 7.

Stockholders’ Deficit

The Company’s Articles of Incorporation to authorize the issuance 10,000,000 shares of one (1) class of $.001 par value common stock.

The holders of common stock are entitled to one vote per share for the election of directors and all other matters submitted to a vote of the Company's stockholders. The Company has issued shares of common stock in exchange for cash and services.

Dividends

The Company has never issued dividends.

Stock Warrants

The Company has never issued any warrants.

Common Stock

During the years ended December 31, 2012 and 2011:

-

the Company issued 461,451 and 448,956 shares for $934,734 and $1,291,737 of cash respectively.

-

the Company issued 562,021 and 10,066 shares for services valued at $1,124,042 and $29,737, respectively.

-

the Company issued 281,465 and 16,057 shares to settle $562,930 and $47,436 of notes payable and accrued interest, respectively.

-

the Company issued 0 and 155,919 shares to settle $0 and $505,017 of accrued expenses and liabilities.

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Employee Stock Options

In September 2011, the Company adopted the 2011 Stock Option Plan pursuant to which stock options to acquire 1,849,772 shares of the Company’s common stock were available for issuance.  Under the Plan, non-statutory stock options and stock purchase rights may be granted to employees and consultants. Incentive stock options may be granted only to employees.

The Company also issued 971,150 options to purchase common shares to employees. These options had terms of 4 to 5 years; exercise prices of $2.95 - $3.25, and had vesting dates from immediately to October 1, 2011. The options were valued using the Black-Scholes pricing model. Significant assumptions used in the valuation include the following:

Expected term: 3.25-3.75 years

Expected volatility: 173.31% - 173.49%

Risk free interest rate: 0.85% - 4.16%

Expected dividend yield: 0%

The grant date fair value of the options was determined to be $2,574,788. During the year ended December 31, 2012 and 2011, stock option expense related to the options totaled $373,239 and $1,441,219, respectively.

	Options	Weighted Average Exercise Price	Weighted Average Remaining Life

Outstanding as of December 31, 2010	-	-	-
Granted	971,150	3.11	2.7
Exercised	-	-	-
Expired/Cancelled	-	-	-
Outstanding as of December 31, 2011	971,150	3.11	2.7
Granted	-	-	-
Exercised	-	-	-
Expired/Cancelled	(507,876)	3.25	-
Outstanding as of December 31, 2012	463,274	2.95	3.75

Note 8.

Income Taxes

The Company’s income tax expense for the periods presented in the statements of operations represents minimum California franchise taxes. The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	2012	2011

Statutory federal income tax rate	34.0%	34.0%
State income taxes, net of federal taxes	6.0%	6.0%
Non-deductible items	(1.0)%	(1.0)%
Valuation allowance	(39.0)%	(39.0)%

Effective income tax rate	0.0%	0.0%

The Company may not be able to utilize the net operating loss carry forwards for its U.S. income taxes in future periods should it experience a change in ownership as defined in Section 382 of the Internal Revenue Code (“IRC”).  Under section 382, should the Company experience a more than 50% change in its ownership over a 3-year period, the Company would be limited based on a formula as defined in the IRC to the amount per year it could utilize in that year of the net operating loss carry forwards. As of December 31, 2012, the Company had not performed an analysis to determine if the Company was subject to the provisions of Section 382.

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The tax effects of the temporary differences and carry forwards that give rise to deferred tax assets consist of the following:

	2012	2011

Deferred tax asset	2,936,449	2,108,951
Valuation allowance	(2,936,449)	(2,108,951)
Net deferred taxes	-	-

At December 31, 2012 and 2011, the Company had net operating loss carry forwards available to offset future taxable income of approximately $8,390,000 and $6,025,000, respectively. These carry forwards will begin to expire in the year ending December 31, 2024. Utilization of the net operating loss carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The Company has not performed a change in ownership analysis since its inception in 2007 and, accordingly, some or all of its net operating loss carry forwards may not be available to offset future taxable income. Even if the loss carry forwards are available, they may be subject to substantial annual limitations resulting from past ownership changes, and ownership changes occurring after December 31, 2012, that could result in the expiration of the loss carry forwards before they are utilized.

The nature of the components of the deferred tax asset is entirely attributable to the Net operating loss carry-forwards incurred by the Company less any permanent differences that maybe used in future years to offset future tax liabilities.  We believe that it is more likely than not that the benefit from certain NOL carryforwards will not be realized. In recognition of this risk, we have provided a valuation allowance of $2,936,449 on the deferred tax assets relating to these NOL carryforwards.

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carry-forward periods available to the Company for tax reporting purposes, and other relevant factors. At December 31, 2012 and 2011, deferred tax assets have been fully offset by a valuation allowance.

The Company files income tax returns in the U.S. federal jurisdiction, and with the State of California. The Company is subject to U.S. federal and state income tax examinations by tax authorities for tax years 2007 through 2012 due to net operating losses that are being carried forward for tax purposes. The Company does not have any uncertain tax positions or unrecognized tax benefits at December 31, 2012 or 2011. The Company’s policy is to recognize interest and penalties related to income taxes as components of interest expense and other expense, respectively.

Note 9.

Significant Customers

For the year ended December 31, 2012, we had six customers make up the full receivable balance, and seven customers that accounted for 77% of the total revenues for the twelve-month period.

For the year ended December 31, 2011, we had five customers make up the full receivable balance, and two customers that accounted for 43% of the total revenues for the twelve-month period.

Note 10.

Acquisition of EQmentor, Inc.

Under the Agreement, the Company agreed to issue and exchange 679,094 shares of its common stock for all of the issued and outstanding stock of EQmentor.  Also in the Agreement, EQmentor agreed to remove all long-term liabilities of this entity that were previously reflected in their December 31, 2011 and June 30, 2012 financial statements. EQmentor extinguished several long-term notes through the issuance of preferred and common stock of EQmentor prior to the merger with the Company. The Company provided through an Employment Agreement with the former president of EQmentor, six guaranteed quarterly bonus amounts of 103,333.30 each, net of taxes, to liquidate a line of credit with a major financial institution that was secured by the former president of EQmentor’ s personal residence.

Also include in this Employment Agreement with the former president of the EQmentor was a base salary of $10,000 per month, an annual incentive plan based on satisfactory achievement of reasonable targets established annually by the Board along with providing health insurance. On October 31, 2012 the former president of EQmentor and the Company terminated their relationship through a series of separation agreements. On April 17, 2013 these separation agreements were quantified to the following provisions; The Company would assume the line of credit liability with the major financial institution, the former president’s personal residence would continue to be used for security, there would be no further adjustments by either party to

15

the initial 679,094 shares issued in the Exchange Agreement with the Company, and the Company agreed to provide $50,000 for transition services provided by the former president.

The Consolidated Statement of Operations includes operating activity for EQmentor from the date of the acquisition through December 31, 2012. Revenue reflected in these financial statements specific to EQmentor from the November 1, 2012 acquisition date through December 31, 2012 was $48,896.

Preliminary purchase price allocation

The Company is in the process of assessing the fair value of assets acquired and the liabilities assumed. The preliminary allocation of the purchase price as reflected herein is based on the best information available to management at the time that these financial statements were filed and is provisional pending, among other things, the finalization of the valuation of selected items. During the measurement period (which is not to exceed one year from the acquisition date), the Company is required to recognize additional assets or liabilities if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The Company may adjust the preliminary purchase price allocation after obtaining additional information regarding, among other things, asset valuations, liabilities assumed and revisions of previous estimates.

The following table summarizes the preliminary allocation of the acquisition purchase price based on the estimated fair value of the acquired assets and assumed liabilities:

Assets Acquired:
Cash	$171
Accounts Receivable	7,952
Property, Plant and equipment	1,050
Goodwill	2,131,516
Assets acquired	$2,140,689

Liabilities Assumed:
Accounts payable and other current liabilities	$79,185
Deferred revenue	83,219
Line of credit	620,097
Liabilities assumed	$782,501

Net assets acquired	$1,358,188
Fair value of consideration given	$1,358,188

The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of our tangible and identifiable intangible assets acquired and liabilities assumed on the closing date of the acquisition. Adjustments resulting from the final allocation of purchase price may be material.

The following unaudited pro forma financial information summarizes the results of operations for the periods indicated as if the acquisition had been completed as of January 1st of the respective period.

These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisition occurred as of January 1 of each year or that may be obtained in the future.

Pro forma information for the twelve month period ended December 31:

	2012	2011

Sales	$269,850	$228,836
Operating expenses	307,414	161,400
Operating income (loss)	(37,564)	67,435
Non-operating expenses	21,506	18,561

Net income (loss)	$(59,070)	$48,874

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Note 11.

Subsequent Events

The Company has evaluated events and transactions that have occurred after December 31, 2012 through April 29, 2013. The following material events and transactions occurred during this period.

On February 1, 2013, we entered into an Acquisition and Share Exchange Agreement by and among (i) the Company, (ii) EFactor, and (iii) certain shareholders of EFactor, pursuant to which 20 holders of approximately 70% of the outstanding common stock of EFactor transferred to us 6,580,250 of the common stock of EFactor in exchange for the issuance of 50,000,000 shares of our common stock and 5,000,000 shares of a yet to be created series of preferred stock to be entitled the “Series A Convertible Preferred Stock. This transaction closed on February 11, 2013 and was accounted for as a reverse acquisition where Efactor is the accounting acquirer and the Company is the legal acquirer.  At the time the acquisition, we had an authorized capitalization consisting of 100,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock of which, 33,458,880 shares of Common Stock and no shares of Preferred Stock were currently issued and outstanding as of February 11, 2011. Therefore after the share exchange the total amount common stock issued and outstanding will be 83,458,880 and 5,000,000 shares of preferred stock outstanding. Concurrent with the closing of the transaction, (a) sole officer and director of the Company resigned from is positions with the Company, and (b) the EFactor Corp. officers were appointed to the Board of Directors of the Company. We also agreed to issue 6,500,000 shares of our common stock to David S. Rector, who had served as our sole officer and director immediately prior to the Closing, and 3,500,000 to Keith Gilmour, These shares were issued to Messrs. Rector and Gilmour in consideration for prior services to the Company and their assistance in bringing the transaction to fruition (the “Service Shares”). After giving effect to the proposed 1-for-40 reverse stock split the Service Shares will represent approximately 62,500 and 87,500 share for Messrs. Rector and Gilmour, respectively.

The Company issued promissory notes of $195,573.  The Company also issued 15,000 common shares in conjunction with the notes.

The Company issued 44,334 shares for cash totaling $133,000.

The Company issued 174,000 shares to convert $214,000 of notes payable.

The Company has evaluated subsequent events through the date these financial statements were issued and determined that there are no additional subsequent events requiring disclosure.

On August 17, 2012, EFactor entered into a Sale and Purchase Agreement to acquire 100% of the ownership of MCC International Ltd (hereinafter “MCC”) from DASPV, PTE Ltd (“DASPV”) in exchange for 666,667 shares of EFactor’s common stock.  On execution of the agreement the parties agreed to be irrevocably bound to the sale and purchase of the MCC shares subject to a specific provisions permitting either party to fail to close the transaction in the event certain conditions precedent to closing were not satisfied.  Under the terms of the Sale and Purchase Agreement, as a condition to closing the transaction either EFactor or DASPV could, in the event that EFactor did not list on a U.S. stock exchange and have publicly tradable shares by 30th September 2012, terminate the transaction. This right to terminate the transaction was not exercised and on February 1, 2013, EFactor entered into an Acquisition and Share Exchange Agreement (the “Exchange Agreement”) by and between (i) the Company (ii) EFactor, and (iii) certain shareholders of EFactor, pursuant to which the Company acquired a majority interest in EFactor in a reverse-acquisition transaction. Because the Company’s common stock is traded on OTC Markets on the “OTCQB” tier on February 11, 2013, EFactor and MCC agreed that upon the filing by the Company of a Current Report on Form 8-K with the SEC reporting the Exchange Agreement that the condition precedent for EFactor to list on a U.S. stock exchange and have publicly traded shares was satisfied and any right by either party to not close the Sales and Purchase Agreement pursuant to the terms thereof is otherwise extinguished. As a result, on the filing of the Company's current report on Form 8-K with the SEC on February 14, 2013, EFactor closed the transaction with MCC and MCC became a wholly owned subsidiary of EFactor. Prior to closing the transaction, EFactor issued 666,667 shares of its common stock to DASPV in exchange for 100% of MCC outstanding securities.  The 666,667 shares of EFactor common stock issued to DASPV were exchanged for 7,849,976 shares of the Company’s common stock at the closing of the transaction between the Company and EFactor; with an additional 3,490,281 shares of the Company’s common stock to be issued after the proposed 1-for-40 reverse stock split.

17

The following table summarizes the preliminary allocation of the acquisition purchase price based on the estimated fair value of the acquired assets and assumed liabilities:

Assets Acquired:
Cash	$28,207
Accounts Receivable	40,060
Prepaid Expenses	12,061
Property, Plant and equipment	13,231
Goodwill	1,509,851
Assets acquired	$1,603,410

Liabilities Assumed:
Accounts payable	$40,021
Other current liabilities	45,235
Other long term liabilities	184,819
Liabilities assumed	$270,075

Net assets acquired	$1,333,335
Fair value of consideration given	$1,333,335

Pro forma information for the twelve-month period ended December 31,

	2012	2011

Sales	$528,422	$651,441
Operating expenses	460,936	755,020
Operating income (loss)	67,485	(103,579)
Non-operating expense (income)	61,234	(4,062)

Net income (loss)	$6,251	$(99,517)

18

The E-Factor Corp.

Unaudited Pro Forma Consolidated Financial Statements

for Standard Drilling and The E-Factor Corp.

for the Year Ended December 31, 2012

Unaudited Pro Forma Condensed Combined Financial Statements

On February 1, 2012, we entered into an Acquisition and Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Standard Drilling, Inc. (the “Company”), (ii) The E-Factor Corp. (“EFactor”), and (iii) the shareholders of EFactor, pursuant to which 20 holders of 70% of the outstanding common stock of EFactor transferred to us 6,580,250 of the common stock of EFactor in exchange for the issuance of 50,000,000 shares (the “Shares”) of the Company’s common stock and 5,000,000 shares of a yet to be created series of preferred stock to be entitled the “Series A Convertible Preferred Stock” (such transaction, the “Share Exchange”). This transaction closed on February 11, 2013.  As a result of the Share Exchange, EFactor became our majority-owned subsidiary of SDI.

As a result of these transactions we acquired assets, and started operations, sufficient to cease being a shell company, as defined in Rule 12b-2.  Additional information regarding these transactions and the assets are contained herein.

Prior to the Share Exchange, the Company has an authorized capitalization consisting of 100,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock of which, 33,458,880 shares of Common Stock and no shares of Preferred Stock were currently issued and outstanding as of February 11, 2011;

On the effective date certain shareholders of EFactor, pursuant to which 20 holders of approximately 70% of the outstanding common stock of EFactor transferred to us 6,580,250 of the common stock of EFactor in exchange for the issuance of 50,000,000 shares (the “Shares”) of the Company’s common stock and 5,000,000 shares of a yet to be created series of preferred stock to be entitled the “Series A Convertible Preferred Stock” (such transaction, the “Share Exchange”). Concurrent with the closing of the transaction, (a) sole officer and director of the Company resigned from his, and (b) the EFactor nominees were appointed to the Company’s Board of Directors. We also agreed to issue 6,500,000 shares of the Company’s common stock to David S. Rector, who had served as the Company’s sole officer and director immediately prior to the Closing, and 3,500,000 to Keith Gilmour. These shares were issued to Messrs. Rector and Gilmour in consideration for prior services to the Company and their assistance in bringing the transaction to fruition (the “Service Shares”).

The following unaudited pro forma condensed consolidated balance sheet is based on the historical balance sheets of the Company and EFactor as of December 31, 2012 and 2011, respectively.

The EFactor’s unaudited pro forma statement of condensed consolidated earnings per share give effect to the Share Exchange as if it had occurred on December 31, 2012 and the unaudited pro forma condensed consolidated balance sheet gives effect to the Share Exchange as if it had occurred on December 31, 2011. The unaudited pro forma statement of condensed consolidated operations is in effect the historical statement of operations of EFactor.

19

THE E-FACTOR CORP.
Pro Forma Consolidated Balance Sheet
Standard Drilling, Inc. as of December 31, 2012
The E-Factor Corp as of December 31, 2012
		The				Adjusted
	Standard	E-Factor	Combined	Pro Forma		Pro Forma
	Drilling, Inc.	Corp.	Totals	Adjustments	REF	Totals
ASSETS
CURRENT ASSETS
Cash	$851	$46,870	$47,721	$-		$47,721
Accounts receivable	-	20,982	20,982	-		20,982
Other current assets	-	14,469	14,469	-		14,469
Total Current Assets	851	82,321	83,172	-		83,172

PROPERTY AND EQUIPMENT, net	-	341,674	341,674	-		341,674
GOODWILL	-	2,131,516	2,131,516	-		2,131,516
TOTAL ASSETS	$851	$2,555,511	$2,556,362	$-		$2,556,362

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$317,301	$893,303	$1,210,603	$-		$1,210,603
Deferred revenue	-	227,044	227,044	-		227,044
Operating line of credit	-	625,604	625,604	-		625,604
Notes payable	-	378,741	378,741	-		378,741
Related party debt	-	163,675	163,675	-		163,675
Total Current Liabilities	317,301	2,288,367	2,605,667	-		2,605,667

LONG TERM LIABILITIES
Loans and notes payable	-	18,544	19,725	-		19,725
Long term liabilities	-	18,544	19,725	-		19,725
TOTAL LIABILITIES	317,301	2,306,911	1,372,553	-		1,372,553

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock	-	-	-	5,000	[1]	5,000
Common stock	33,459	8,847	42,306	41,153	[1]	83,459
Additional paid-in capital	18,473,461	11,976,634	30,450,095	(18,869,523)	[1]	11,580,572
Retained earnings (deficit)	(18,823,370)	(11,736,881)	(30,560,250)	18,823,370	[2]	(11,736,880)
Total Stockholders' Equity (Deficit)	(316,450)	248,600	(67,849)	-		(67,849)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$851	$2,555,511	$2,556,362	$-		$2,556,362

THE E-FACTOR CORP.
Pro Forma Consolidated Statements of Operations
Standard Drilling, Inc. For the Twelve Months Ended December 31, 2012
The E-Factor Corp. For the Twelve Months Ended December 31, 2012
						Pro-Forma
		The				Adjusted
	Standard	E-Factor	Combined	Pro Forma		Combined
	Drilling, Inc.	Corp	Totals	Adjustments	REF	Totals
REVENUES	$-	$309,607	$309,607	$-		$309,607
COST OF SALES	-	134,211	134,211	-		134,211

GROSS PROFIT	-	175,396	175,396	-		175,396

OPERATING EXPENSES

General and administrative	40,232	3,631,578	3,672,495	-		3,672,495
Depreciation and amortization expense	-	369,296	618,200	-		618,200

Total Costs and Expenses	40,232	4,000,874	4,290,695	-		4,290,695

OPERATING LOSS	(40,232)	(3,825,478)	(4,115,299)	-		(4,115,299)

OTHER INCOME (EXPENSE)

Other gain	15,000	12,011	27,011	-		27,111
Interest expense	(15,021)	(297,684)	(63,115)	-		(63,115)

Total Other Income (Expense)	(21)	(285,673)	(36,104)	-		(36,104)

LOSS BEFORE INCOME TAXES	(40,253)	(4,111,151)	(4,151,404)	-		(4,151,404)
PROVISION FOR INCOME TAXES	-	-	-	-		-

NET LOSS	$(40,253)	$(4,111,151)	$(4,151,404)	$-		$(4,151,404)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.56)				$(0.05)

WEIGHTED AVERAGE SHARES OUTSTANDING	33,458,880	7,325,262				83,458,880

THE E-FACTOR CORP.
Pro Forma Consolidated Balance Sheet
Standard Drilling, Inc. as of December 31, 2011
The E-Factor Corp as of December 31, 2011

		The				Adjusted
	Standard	E-Factor	Combined	Pro Forma		Pro Forma
	Drilling, Inc.	Corp.	Totals	Adjustments	REF	Totals
ASSETS

CURRENT ASSETS
Cash	$520	$11,259	$11,779	$-		$11,779
Accounts receivable	-	12,597	12,597	-		12,597
Other current assets	-	4,643	4,643	-		4,643
Total Current Assets	520	28,499	29,019	-		29,019
PROPERTY AND EQUIPMENT, net	-	501,173	501,173	-		501,173
TOTAL ASSETS	$520	$529,672	$530,192	$-		$530,192

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$276,717	$571,577	$848,294	$-		$848,294
Deferred revenue	-	99,955	99,955	-		99,955
Notes payable	-	13,504	13,504	-		13,504
Related party debt	-	23,521	23,521	-		23,521
Total Current Liabilities	276,717	708,557	985,274	-		985,274
LONG TERM LIABILITIES
Loans and notes payable	-	47,345	47,345	-		47,345
Long term liabilities	-	47,345	47,345	-		47,345
TOTAL LIABILITIES	276,717	755,902	1,032,619	-		1,032,619

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock	-	-	-	5,000	[1]	5,000
Common stock	33,459	6,732	40,191	43,268	[1]	83,459
Additional paid-in capital	18,473,461	7,392,768	25,866,229	(18,831,385)	[1]	7,034,844
Retained earnings (deficit)	(18,783,117)	(7,625,730)	(26,408,847)	18,783,117	[2]	(7,625,730)

Total Stockholders' Equity (Deficit)	(276,197)	(226,230)	(502,427)	-		(502,427)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$520	$529,672	$530,192	$-		$530,192

THE E-FACTOR CORP.
Pro Forma Consolidated Statements of Operations
Standard Drilling, Inc. For the Year Ended December 31, 2011
The E-Factor Corp. For the Year Ended December 31, 2011
						Pro-Forma
		The				Adjusted
	Standard	E-Factor	Combined	Pro Forma		Combined
	Drilling, Inc.	Corp	Totals	Adjustments	REF	Totals
REVENUES	$-	$165,180	$165,180	$-		$165,180
COST OF SALES	-	114,865	114,865	-		114,865

GROSS PROFIT	-	50,315	50,315	-		50,315

OPERATING EXPENSES

General and administrative	71,434	3,181,473	3,252,907	-		3,252,907
Depreciation and amortization expense	-	271,488	271,488	-		271,488

Total Costs and Expenses	71,434	3,452,961	3,524,395	-		3,524,395

OPERATING LOSS	(71,434)	(3,402,646)	(3,474,080)	-		(3,474,080)

OTHER INCOME (EXPENSE)

Other loss	-	(1,947)	(1,947)	-		(1,947)
Interest expense	(14,908)	(28,722)	(43,630)	-		(43,630)

Total Other Income (Expense)	(14,908)	(30,669)	(45,577)	-		(45,577)

LOSS BEFORE INCOME TAXES	(86,342)	(3,433,315)	(3,519,657)	-		(3,519,657)
PROVISION FOR INCOME TAXES	-	-	-	-		-

NET LOSS	$(86,342)	$(3,433,315)	$(3,519,657)	$-		$(3,519,657)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.54)				$(0.04)

WEIGHTED AVERAGE SHARES OUTSTANDING	33,458,880	6,372,200				83,458,880

The EFactor Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1.  Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.  The unaudited pro forma condensed consolidated financial information of The E-Factor Corp. (“EFactor”) based on the historical balance sheets of EFactor and Standard Drilling, Inc. (the “Company”) as of December 31, 2012 and 2011 respectively, the pro forma Condensed Earnings per share of EFactor for the Period December 31, 2012 and 2011, of EFactor have been prepared after giving effect to the adjustments and assumptions described below.

EFactor employs accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management’s opinion, all material adjustments necessary to reflect fairly the pro forma financial position and unaudited pro forma results of operations of EFactor have been made.  The ongoing activity presented in this unaudited pro forma consolidated financial information represents EFactor’s assets, liabilities, after giving effect to the recapitalization of the Company.

Note 2.   Acquisition and Share Exchange

On February 1, 2012, we entered into an Acquisition and Share Exchange Agreement (the “Exchange Agreement”) by and among (i) the Company, (ii) EFactor, and (iii) the shareholders of EFactor, pursuant to which 20 holders of 70% of the outstanding common stock of EFactor transferred to us 6,580,250 of the common stock of EFactor in exchange for the issuance of 50,000,000 shares (the “Shares”) of the Company’s common stock and 5,000,000 shares of a yet to be created series of preferred stock to be entitled the “Series A Convertible Preferred Stock” (such transaction, the “Share Exchange”). This transaction closed on February 11, 2013.  As a result of the Share Exchange, EFactor became the Company’s majority-owned subsidiary.

As a result of these transactions we acquired assets, and started operations, sufficient to cease being a shell company, as defined in Rule 12b-2.  Additional information regarding these transactions and the assets are contained herein.

Note 3.  Pro Forma Adjustments

The accompanying unaudited pro forma consolidated condensed earnings per share for the year ended December 31, 2011 have been prepared as if the sale of the Company was completed on January 1, 2011 and, for consolidated balance sheet purposes, and as if the sale of the Company had occurred as of December 31, 2011, and reflect the pro forma adjustments as presented above.

[1]  To record 50,000,000 shares of common stock issued to acquire EFactor Preferred Stock ($50,000)

[1]  To record 5,000,000 shares of preferred stock issued to acquire EFactor. Additional Paid-in Capital ($5,000)

[1]  To record shares issued to acquire EFactor Accumulated Deficit ($55,000)

[2]  To eliminate accumulated deficit of the Company. Additional Paid-in Capital (18,783,117)

[2]  To eliminate accumulated deficit of the Company. (18,783,117)

Footnotes

1 EFactor educates entrepreneurs regarding the different types of funding that may be available, different resources they might use to locate funding, etc.  EFactor does not supply funding, participate in the offering or sale of securities, or participate in any specific funding transactions in any way.

2 ComScore is a leading internet technology company that provides Analytics for a Digital World™. ComScore measures what people do as they navigate the digital world – and turns that information into insights and actions for its clients to maximize the value of their digital investments. ComScore is a listed company on NASDAQ (symbol: SCOR).

3 The Global Entrepreneurship Monitor (GEM) project is an annual assessment of the entrepreneurial activity, aspirations and attitudes of individuals across a wide range of countries. Initiated in 1999 as a partnership between London Business School and Babson College,

2